UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A INFORMATION

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Hurco Companies, Inc.

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HURCO COMPANIES, INC.

ONE TECHNOLOGY WAY

P.O. BOX 68180

INDIANAPOLIS, INDIANA 46268

(317) 293-5309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held March 9, 2017

The 2017 Annual Meeting of Shareholders of Hurco Companies, Inc., will be held at our corporate headquarters, One Technology Way, Indianapolis, Indiana 46268, at 10:00 a.m. Eastern Time on Thursday, March 9, 2017, for the following purposes:

1.	To elect nine directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualify;
2.	To approve, in an advisory (non-binding) “say-on-pay” vote, the compensation paid to our named executive officers;
3.	To solicit an advisory (non-binding) “say-on-frequency” vote on whether future advisory shareholder say-on-pay votes should be solicited every (a) year, (b) two years, or (c) three years;
4.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017; and
5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors recommends a vote FOR items 1, 2 and 4 and a vote FOR ANNUAL frequency for item 3. The persons named as proxies will use their discretion to vote on any other matters that may properly arise at the annual meeting.

The foregoing items of business are more fully described in our proxy statement accompanying this notice. Please read our proxy statement carefully.

If you do not expect to attend the annual meeting, please mark, sign and date the enclosed proxy card and return it in the enclosed return envelope which requires no postage if mailed in the United States or vote your shares via the Internet or by telephone as described in the proxy statement.

Only shareholders of record as of the close of business on January 6, 2017, are entitled to notice of and to vote at the annual meeting or any adjournments thereof. In the event there are not sufficient votes for approval of one or more of the above matters at the time of the annual meeting, the annual meeting may be adjourned in order to permit further solicitation of proxies.

By order of the Board of Directors,

Sonja K. McClelland, Secretary

Indianapolis, Indiana

January 30, 2017

YOUR VOTE IS IMPORTANT—Even if you plan to attend the meeting, we urge you to mark, sign and date the enclosed proxy card and return it promptly in the enclosed envelope or vote your shares via the Internet or by telephone as described in the proxy statement.

Important Notice Regarding the Availability of Proxy Materials

In accordance with the rules of the Securities and Exchange Commission, we are advising our shareholders of the availability on the Internet of our proxy materials related to our forthcoming annual meeting. These rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering to all shareholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly-accessible website.

The notice of annual meeting of shareholders, proxy statement, form of proxy card and our most recent annual report on Form 10-K are available at www.hurco.com/proxymaterials. If you plan to attend the annual meeting in person, you may obtain directions to the meeting site by written request directed to Sonja K. McClelland, Vice President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268 or by telephone at (317) 293-5309.

HURCO COMPANIES, INC.

One Technology Way

P. O. Box 68180

Indianapolis, Indiana 46268

Annual Meeting of Shareholders

March 9, 2017

PROXY STATEMENT

This proxy statement and accompanying proxy are being furnished to the holders of common stock of Hurco Companies, Inc. (the “Company,” “Hurco,” “we” or “us”) in connection with the solicitation of proxies by the Board of Directors for the 2017 Annual Meeting of Shareholders to be held at 10:00 a.m. Eastern Time on Thursday, March 9, 2017, at our corporate headquarters at One Technology Way, Indianapolis, Indiana, 46268 and any adjournments thereof. This proxy statement and the accompanying form of proxy are being mailed to our shareholders on or about January 30, 2017.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Who is entitled to vote at the meeting and what are my voting rights?

Shareholders of record as of the close of business on January 6, 2017 are entitled to vote at the annual meeting or any adjournments thereof.  As of that date, there were 6,643,377 shares of our common stock outstanding and entitled to vote at the annual meeting.  Holders of our common stock as of the record date are entitled to one vote per share with respect to each matter submitted to a vote of the shareholders.  There is no cumulative voting on election of directors or any other matter.

How many shares must be present to hold the meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business.

What matters will be voted on at the meeting?

There are four matters to be considered at the meeting, as follows:

1.	Election of nine directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualify;

2.	An advisory vote to approve the compensation paid to our named executive officers, also referred to as the “say-on-pay” vote;

3.	An advisory vote on the frequency as to which we hold the say-on-pay vote, also known as the “say-on-frequency” vote; and

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017.

How are votes counted?

All shares that have been properly voted, and not revoked, will be voted at the meeting in accordance with the instructions of the voting shareholders.

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Brokers are not entitled to exercise discretion to vote shares on any of the matters to be voted at the meeting other than the ratification of the appointment of the auditor unless the shareholder gives voting instructions to the broker.  Accordingly, if you hold your shares in “street name” and wish your shares to be voted by your broker on the election of directors, the say-on-pay vote, or the say-on-frequency vote, you must give your broker voting instructions.

What vote is required to approve each proposal?

To approve each of the proposals, the following votes are required from the holders of voting shares. Abstentions and broker non-votes will not count as votes cast on the proposals below and will not affect the outcome of the votes.

Proposal		Vote Required
1	Election of directors	The election of director nominees will be determined by a plurality of the shares voting on such election, which means that the director nominees receiving the most FOR votes will be elected up to the maximum number of directors to be elected at the annual meeting.

2	Say-on-pay vote	More votes are cast FOR than AGAINST.

3	Say-on-frequency vote	The say-on-frequency vote will be determined by a plurality of the shares voting on Proposal 3, which means that the frequency receiving the most FOR votes will be our shareholders’ preference for how often we should solicit a say-on-pay vote.

4	Ratification of auditors	More votes are cast FOR than AGAINST.

How can I vote my shares without attending the meeting?

Whether you hold your shares directly as a registered shareholder or beneficially in street name, you may vote without attending the meeting. If you are a shareholder of record, you can vote your shares by granting a proxy via the Internet, over the telephone or by mailing your signed proxy card. If you hold your shares in street name, your broker, bank or other nominee will provide you with materials and instructions on voting your shares.

How do I vote my shares in person at the meeting?

Proof of stock ownership and some form of government-issued, photo identification (such as a valid driver’s license or passport) will be required for admission to the meeting. Only shareholders who owned our common stock as of the close of business on January 6, 2017 are entitled to attend the meeting.

•	If you are a shareholder of record, you must bring some form of photo identification to be admitted to the meeting. You may vote your shares in person at the meeting by completing a ballot at the meeting.

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•	If your shares are held in street name, you must request a legal proxy from your broker, bank or other nominee that holds your shares. If you do not obtain a legal proxy from your broker, bank or other nominee, you will not be entitled to vote your shares at the meeting, but you can still attend the meeting if you bring a recent bank or brokerage statement showing that you owned shares of our common stock on January 6, 2017.

Even if you currently plan to attend the meeting, we recommend that you vote by proxy, either via the Internet, by telephone or by mail, so that your vote will be counted if you later decide not to attend the meeting.

What can I do if I change my mind after I submit my proxy?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by: (1) giving timely written notice of the revocation to our Secretary, or (2) timely submitting a later-dated proxy in person at the meeting, via the Internet, by telephone or by mail. If your shares are held in street name, you may submit new voting instructions by contacting your broker, bank or other nominee holder. You may also vote in person at the annual meeting if you obtain a legal proxy as described above.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

•	FOR the election of the nine nominees as directors.

•	FOR the say-on-pay vote.

•	FOR ANNUAL frequency on the say-on-frequency vote.

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017.

How would my shares be voted if I do not specify how they should be voted?

If you sign and return a proxy card without indicating how you want your shares to be voted, the persons named as proxies will vote your shares as follows:

•	FOR the election of the nine nominees as directors.

•	FOR the say-on-pay vote.

•	FOR ANNUAL frequency on the say-on-frequency vote.

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017.

What is the effect of the say-on-pay and say-on-frequency votes?

The say-on-pay and say-on-frequency votes are advisory and not binding on the Company, the Board of Directors or the Compensation Committee. We could, if the Board or the Compensation Committee concluded it was in our best interests to do so, choose not to follow or implement the outcome of one or both of the advisory votes.

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What happens if additional matters are presented at the annual meeting?

We know of no other matters other than the items of business described in this proxy statement that will be presented at the meeting. If you grant a proxy, the persons named as proxy holders will have discretion to vote your shares on any additional matters properly presented for a vote at the meeting in accordance with Indiana law and our By-Laws.

Who will count the votes?

Our Corporate Secretary will count the votes.

Can I review the list of shareholders entitled to vote at the meeting?

A list of shareholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our offices at One Technology Way, Indianapolis, Indiana 46268. If you would like to view the shareholder list, please contact our Corporate Secretary to schedule an appointment.

Who pays for the cost of proxy preparation and solicitation?

We will pay the cost of preparing, assembling and mailing this proxy statement and form of proxy. We will also request banks, brokers and other holders of record to send the proxy materials to, and obtain proxies from, beneficial owners and will reimburse them for their reasonable expenses in doing so.

Is this proxy statement the only way that proxies are being solicited?

Our directors, officers and other employees may also solicit proxies personally by telephone, facsimile, electronic mail, personal contact or otherwise. They will not be specifically compensated for doing so.

Can I receive future proxy statements and annual reports electronically?

Yes.  If you are a shareholder of record, you may request and consent to electronic delivery of future proxy statements, annual reports and other shareholder communications by following the instructions on the proxy card to vote using the Internet and when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.  You may also contact our Transfer Agent, Computershare Investor Services, by calling (781) 575-2879 or toll-free at (877) 282-1169 or by writing:  Computershare Investor Services,  P.O. Box 30170, College Station, TX 77842.  If your shares are held beneficially in street name, please contact your bank, broker or other nominee and ask about the availability of electronic delivery.

Are you planning on making the proxy materials only available by Internet this year, unless paper copies are requested?

No.  Although many public companies are mailing a notice to their shareholders so they can provide proxy materials through the Internet, we have again elected to use the “full set delivery” option and so are providing paper copies of proxy materials to all of our shareholders.  Our proxy materials and Annual Report on Form 10-K are also available via the Internet at www.hurco.com/proxymaterials. We may decide not to use the “full set delivery” option in the future; however, you will still have the right to request a free set of proxy materials by mail.

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PROPOSAL 1. ELECTION OF DIRECTORS

The Board of Directors currently consists of eight members. The Board of Directors, acting on the recommendation of our Nominating and Governance Committee, has approved an increase in the size of the Board of Directors from eight members to nine members, to be effective as of the election of directors at our 2017 Annual Meeting of Shareholders. As such, the Board of Directors, acting on the recommendation of our Nominating and Governance Committee, has nominated the nine individuals identified below for election as directors. Each nominee who is elected will serve for a term of one year, which expires at our next annual meeting of shareholders or such later date as his or her successor has been elected and qualifies.

Each of the nominees is currently a director, other than Mr. Gardner. Mr. Gardner was recommended to the Board of Directors by the Nominating and Governance Committee. The Nominating and Governance Committee considered and reviewed Mr. Gardner as a candidate for director after receiving a recommendation from the Chairman and Chief Executive Officer.

No fees were paid to any third parties to identify or evaluate potential nominees. Unless authority is specifically withheld, the shares voting by proxy will be voted in favor of these nominees.

If any of these nominees becomes unable to serve, we expect that the persons named in the proxy will exercise their voting power in favor of other such person or persons as the Board may recommend. All of the nominees have consented to being named in this proxy statement and to serve if elected. The Board of Directors knows of no reason why any of the nominees would be unable to serve.

The names of the persons who are nominees for election and their current positions and offices with Hurco, if any, are set forth below. There are no family relationships among any of our directors or officers.

Nominees	Positions and Offices Held with Hurco
Thomas A. Aaro	Director
Robert W. Cruickshank	Presiding Independent Director
Michael Doar	Chairman, Chief Executive Officer and Director
Timothy J. Gardner	Nominee
Jay C. Longbottom	Director
Andrew Niner	Director
Richard Porter	Director
Janaki Sivanesan	Director
Ronald Strackbein	Director

Business Experience and Qualifications of Nominees

Thomas A. Aaro, age 59, has been a member of the Board of Directors since March 2015. Mr. Aaro was the founder and has been the Managing Partner since 2002 of BlueBlack LLC, an independent integrated/shopper marketing agency that provides strategic and promotional consulting, training and implementation to consumer packaged goods (CPG) companies, marketing agencies, marketing services and digital marketing companies. Previously, he served as the Partner/Chief Executive Officer of Marketing Drive-MGR, an integrated promotional marketing agency and as Chief Marketing Officer/Consultant for a number of technology-oriented companies, including Supermarkets Online, a division of Catalina, a CPG internet savings site, and Wavetel, a startup wireless Internet Service Provider in North Carolina.

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Mr. Aaro brings to our Board of Directors extensive knowledge of marketing and entrepreneurship. His thirty years of experience leading marketing strategy for numerous CPG/technology companies and experience as an entrepreneur provides valuable insight to our Board.

Robert W. Cruickshank, age 71, has been a member of the Board of Directors since 2000 and Presiding Independent Director since June 2012. Mr. Cruickshank has been a consultant since 1981. Mr. Cruickshank was a director of Calgon Carbon Corporation, a producer of products and services for the purification, reparation and concentration of liquids and gases, until March 2013.

Mr. Cruickshank brings to our Board of Directors expertise in finance and investments. Mr. Cruickshank also has experience serving as an independent director of several public companies.

Michael Doar, age 61, has been a member of the Board of Directors since 2000. Mr. Doar was elected Chairman of the Board of Directors and our Chief Executive Officer in fiscal 2001. He also served as our President from November 2009 to March 2013. Prior to joining Hurco, Mr. Doar served as Vice President of Sales and Marketing of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International, an international engineering and machine tool systems business, having previously held various management positions with Ingersoll International from 1989. Mr. Doar also serves as a director of Twin Disc, Incorporated, a manufacturer of marine and heavy duty off-highway power transmission equipment.

Mr. Doar has led Hurco for more than fifteen years. As Chairman and Chief Executive Officer, Mr. Doar brings to our Board of Directors his in-depth knowledge of our business, strategy, people, operations, competition and financial position. Mr. Doar also provides leadership and vision for the development and execution of our strategic plans and the achievement of our business goals and objectives.

Timothy J. Gardner, age 61, is a nominee for the Board of Directors. Mr. Gardner has been the Managing Director of Akoya Capital, responsible for leading Akoya’s industrial product sector, since 2016. Mr. Gardner also has been serving as a Senior Advisor for Pritzker Private Capital and a board member of LBP Manufacturing, a packaging company acquired by Pritzker, since 2015. From 2009 to 2014, Mr. Gardner served as the Executive Vice President of Illinois Tool Works (ITW) and led ITW’s consumer products segment, a $1.6 billion business centered on packaging and specialty decorating. Between 1997 and 2009, Mr. Gardner held various leadership positions within ITW. Mr. Gardner also serves on multiple not-for-profit organizations and is a member of the Audit Committee for the Keep America Beautiful organization located in Stamford, Connecticut.

Mr. Gardner brings to our Board of Directors extensive leadership experience in industrial and international manufacturing operations, as well as extensive knowledge and experience in finance and acquisitions and divestitures. During his tenure at ITW, Mr. Gardner led ten acquisitions and four divestitures and managed multiple division and group financial controllers.

Jay C. Longbottom, age 63, has been a member of the Board of Directors since March 2015. Mr. Longbottom has been the Chief Executive Officer of Robert Family Holdings, a privately held company that manages a portfolio of specialty manufacturers, since 2013, has been a member of its Board of Directors since 2008 and was the Chair of its Audit Committee from 2008 to 2013. Prior to Robert Family Holdings, Mr. Longbottom served as the Chief Executive Officer (CEO) of Trostel, LLC, a rubber products company, for a period of one year. Additionally, from 2002 to 2012, Mr. Longbottom was an executive of Haldex AB, a Swedish publicly-traded company that provides proprietary and innovative solutions to improve safety, vehicle dynamics and environmental sustainability in the global commercial vehicle industry. Mr. Longbottom served as the CEO and President of Haldex AB from 2011 to 2012. Prior to 2011, he was the Executive Vice President and Head of the Commercial Vehicle Systems Division and the President of the Hydraulics Division of Haldex Group.

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Mr. Longbottom brings to our Board of Directors significant knowledge in finance, mergers and acquisitions and international manufacturing operations. His experience as a CEO of a Swedish publicly-traded company is especially relevant to understanding regulations and capital market requirements. Mr. Longbottom currently serves as a director of Robert Family Holdings and has served as a director of several other international corporations.

Andrew Niner, age 39, has been a member of the Board of Directors since 2012. Mr. Niner is President of Niner Wine Estates in Paso Robles, California.   Prior to Niner Wine Estates, Mr. Niner was a partner at Pacific Legacy Capital, a California-based private equity group focused on investing in lower middle-market companies.  Additionally, Mr. Niner was a restructuring advisor at a global distribution company and a strategy manager at Levi Strauss & Company.  Mr. Niner earned his Masters of Business Administration from the University of California at Berkeley and is a CFA Charterholder.

Mr. Niner brings to our Board of Directors knowledge and experience in strategic business development, operations and capital market transactions.

Richard Porter, age 61, has been a member of the Board of Directors since 2012. Mr. Porter has managed a private equity portfolio of manufacturing companies since 2007. Previously, he was President of CB Manufacturing, a cutting tool company, and President of Ingersoll Contract Manufacturing Company, a subsidiary of Ingersoll International.

Mr. Porter brings to the Board of Directors extensive experience in the machine tool industry, particularly in product and contract manufacturing. Mr. Porter also has experience serving on the boards of a number of private companies with annual revenues ranging from $40 million to $480 million.

Janaki Sivanesan, age 45, has been a member of the Board of Directors since 2008. Ms. Sivanesan is a practicing attorney and founding principal of a private equity firm focused on middle-market investments.  She previously served as a partner at a large, New York law firm.  She was admitted to the bars of the States of New York and Georgia in 2007 and 1996, respectively.  Ms. Sivanesan has experience in a wide range of corporate transactions, from mergers and acquisitions to corporate finance, including private debt, equity investments and venture capital transactions.  Ms. Sivanesan also has experience in cross-border transactions related to manufacturing and outsourcing, and is particularly knowledgeable with respect to business operations in India.

Ms. Sivanesan provides to the Board of Directors and Audit Committee thorough knowledge and understanding of complex legal and capital markets transactions as well as corporate mergers and acquisitions.

Ronald Strackbein, age 75, has been a member of the Board of Directors since 2012. Mr. Strackbein has been a self-employed private investor for more than twenty years.

Mr. Strackbein provides to the Board of Directors significant experience in corporate operations, management and finance. Mr. Strackbein also has experience serving as a director of several other public and private corporations.

The Board of Directors recommends a vote “FOR” each of the nominees for director.

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CORPORATE GOVERNANCE

Policies on Corporate Governance

Our Board believes that good corporate governance is important to ensure that our company is managed for the long-term benefit of our shareholders. The Board or one of its committees periodically reviews our Corporate Governance Principles, the written charters for each of the standing committees of the Board and our Code of Business Conduct and Ethics and amends them as appropriate to reflect new policies or practices.

Board Leadership Structure

Our Board is currently led by Mr. Doar, our Chairman and Chief Executive Officer. Mr. Doar has held these positions since 2001 and has experience in leading the Company through a range of changes in business environments. The Board of Directors believes that it is most efficient and effective for a single individual to fulfill these two leadership roles at this time. Combining the Chairman and Chief Executive Officer roles facilitates clear leadership responsibility and accountability, effective decision-making and a cohesive corporate strategy. Our Board of Directors possesses considerable experience and knowledge of the challenges and opportunities that we face as a company. We feel the Board is well qualified to evaluate our current and future needs and to judge how the capabilities of our senior management can be most effectively organized to meet those needs.

Our Board of Directors currently has seven independent directors. We have three standing committees and, as required by our Corporate Governance Principles, one of our independent directors serves as our Presiding Independent Director. The independent directors have designated Mr. Cruickshank to serve as Presiding Independent Director. The Presiding Independent Director oversees executive sessions of the independent directors and plays an active role in setting Board agendas and facilitating interactions between the independent directors, on the one hand, and the full board or management, on the other. The Board of Directors evaluates the appropriateness of its leadership structure on an ongoing basis and may change it as circumstances warrant. We believe that each of these measures counter-balances any risk that may exist in having Mr. Doar serve as both Chairman and Chief Executive Officer. For these reasons, our Board of Directors believes this leadership structure is effective for our Company.

Board Role in Risk Oversight

Our Board regularly receives reports from our Chief Executive Officer and other members of our senior management team regarding areas of significant risk to us, including strategic, operational, financial, legal, regulatory and reputational risks. However, management is responsible for assessing and managing our various risk exposures on a day-to-day basis. In this regard, management, with the assistance, where appropriate, of its counsel, has established functions that focus on particular risks, such as legal matters, regulatory compliance, treasury management, research and development, supply chain and quality control, and has developed a systemic and integrated approach to overall risk management, which includes the identification of risks and mitigation plans in the strategic planning process.

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Our Board’s role is primarily one of oversight. Our Board oversees our risk management processes to determine whether those processes are functioning as intended and are consistent with our business and strategy.  Our Board conducts this oversight primarily through the Audit Committee, although some aspects of risk oversight are performed by the full Board or another committee.  The Audit Committee is assigned with, among other things, oversight of our risks relating to accounting matters, financial reporting and legal and regulatory compliance. The Audit Committee meets regularly with our Chief Financial Officer, external auditors, internal auditors and management to discuss our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our risk assessment and risk management policies. The Audit Committee also receives regular reports regarding issues such as the status and findings of audits being conducted by our independent auditors, the status of material litigation and material accounting changes or proposed audit adjustments that could affect our financial statements.  Our Audit Committee has standing items on its quarterly meeting agendas relating to these responsibilities.  The Audit Committee members, as well as all other directors, have access to our Chief Financial Officer, internal auditors and any other member of our management for discussions between meetings, as warranted.  The Audit Committee provides reports to the full Board on risk-related items.

The activities of the Compensation Committee with respect to risks relating to our compensation policies and procedures are discussed below in the Executive Compensation section of this proxy statement.

Director Independence and Board Meetings

The Board of Directors has determined that each of our non-employee directors, Messrs. Aaro, Cruickshank, Longbottom, Niner, Porter and Strackbein and Ms. Sivanesan, and the new nominee for director, Mr. Gardner, is “independent” as defined by the listing standards of The Nasdaq Stock Market (the market in which our common stock trades), or Nasdaq, and the director independence rules of the Securities and Exchange Commission, or SEC.  The Board has affirmatively determined that none of the persons who served as independent directors during fiscal 2016, and none of the nominees, have any relationship with us that would impair their independence.

Directors are expected to attend Board meetings, meetings of committees on which they serve and our annual meeting of shareholders, and to spend the time needed and meet as frequently as necessary to properly discharge their responsibilities. The Board of Directors held four meetings during fiscal 2016. All directors attended at least 75% of the aggregate number of meetings of the Board and the committees on which they served during fiscal 2016, and all directors attended our 2016 Annual Meeting of Shareholders.

Board Committees and Committee Meetings

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. The members of the committees, as of the date of this proxy statement, are identified in the following table.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Thomas A. Aaro	X
Robert W. Cruickshank		X	Chair
Michael Doar
Jay C. Longbottom	X
Andrew Niner			X
Richard Porter		Chair	X
Janaki Sivanesan	X
Ronald Strackbein	Chair	X

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Audit Committee

The Audit Committee oversees our accounting, financial reporting and internal audit activities. It appoints our independent registered public accounting firm and meets with that firm, our internal audit team and our Chief Financial Officer to review the scope, cost and results of our annual audit and to review our internal accounting controls, policies and procedures. The Report of the Audit Committee is included on page 46 of this proxy statement.

All members of the Audit Committee are “independent” as such term is defined for audit committee members under the Nasdaq rules and SEC Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Board has determined that Mr. Strackbein qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K of the Exchange Act.

The Audit Committee held thirteen meetings and acted once by written consent in lieu of a meeting during fiscal 2016.

The Audit Committee operates under a written charter, a copy of which is available on our website at www.hurco.com.

Compensation Committee

The Compensation Committee reviews and recommends to the Board the compensation of our officers and managers and guidelines for the general wage structure of our entire workforce. The Compensation Committee also oversees the administration of our employee benefit plans and discusses with management the Compensation Discussion and Analysis and, if appropriate, recommends its inclusion in our Annual Report on Form 10-K and proxy statement. In determining the compensation of the named executive officers other than our Chief Executive Officer, the Compensation Committee considers the recommendations of the Chief Executive Officer. The Report of the Compensation Committee is included on page 27 of this proxy statement.

All members of the Compensation Committee are “independent” as such term is defined for compensation committee members under the Nasdaq rules and SEC Rule 10C-1 promulgated under the Exchange Act.

The Compensation Committee held five meetings and acted once by written consent in lieu of a meeting during fiscal 2016.

The Compensation Committee operates under a written charter, a copy of which is available on our website at www.hurco.com.

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee was, at any time during fiscal 2016 or at any other time before fiscal 2016, an officer or an employee of the Company. In addition, none of the members of the Compensation Committee were involved in a relationship requiring disclosure as an interlocking executive officer or director under Item 407(e)(4) of Regulation S-K of the Exchange Act.  None of our executive officers served as a member of the Compensation Committee at any time during or before fiscal 2016. Mr. Porter, the Chairman of the Compensation Committee, is an officer of a company to which we sold several machine tools with an aggregate purchase price of $195,200 during fiscal 2016.

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Nominating and Governance Committee

The Nominating and Governance Committee assists the Board by identifying individuals qualified to become Board members, maintains our Corporate Governance Principles and Code of Business Conduct and Ethics, leads the Board in an annual self-evaluation, recommends members and chairs for each standing committee and determines and evaluates succession plans for our Chief Executive Officer.

All members of the Nominating and Governance Committee are independent directors as defined by Nasdaq rules.

The Nominating and Governance Committee held three meetings during fiscal 2016.

The Nominating and Governance Committee is responsible for identifying potential Board members or nominees. The committee examines, among other things, the following qualifications and skills of director candidates: their business or professional experience, their integrity and judgment, their records of public service, their ability to devote sufficient time to the affairs of the Company, the diversity of backgrounds and experience they will bring to the Board and the needs of the Board for certain skills or experiences. The Nominating and Governance Committee also believes that all nominees should be individuals of substantial accomplishment with demonstrated leadership capabilities. The committee does not have a formal policy with regard to the consideration of diversity in identifying nominees for director.

The Nominating and Governance Committee will consider candidates for director who are recommended by shareholders. A shareholder who wishes to recommend a director candidate for consideration by the committee should send such recommendation to our Secretary at One Technology Way, Indianapolis, Indiana 46268, who will forward it to the committee. Any such recommendation should include a description of the candidate’s qualifications for Board service and contact information for the shareholder and the candidate.

A shareholder who wishes to nominate an individual as a candidate for director without the recommendation of the Nominating and Governance Committee must comply with the advance notice and informational requirements set forth in our By-Laws, which are more fully explained later in this proxy statement under “Shareholder Proposals for our 2018 Annual Meeting.”

The Nominating and Governance Committee operates under a written charter, a copy of which is available on our website at www.hurco.com.

Shareholder Communications

The Board of Directors has implemented a process whereby shareholders may send communications to its attention. The process for communicating with the Board is set forth in our Corporate Governance Principles, which are available on our website at www.hurco.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file reports of ownership with the SEC and Nasdaq. Such persons are also required to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, and written representations from certain reporting persons that they were not required to file a Form 5 to report previously unreported ownership or changes in ownership, we believe that, during our fiscal year ended October 31, 2016, all of our officers, directors and greater than 10% beneficial owners complied with all filing requirements under Section 16(a).

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Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which applies to all of our directors, officers and employees, including our principal executive officer and principal financial officer. If we grant any waiver to the Code of Business Conduct and Ethics, we will disclose the nature of such waiver in a Current Report on Form 8-K that we will file with the SEC. A copy of the Code of Business Conduct and Ethics is available on our website at www.hurco.com. We will disclose any amendments or updates to our Code of Business Conduct and Ethics by posting such amendments or updates on our website.

Transactions with Related Persons

During fiscal 2016, we sold several machine tools with an aggregate purchase price of $195,200 to a company in which Mr. Porter is an officer, Mr. Doar is an owner of more than 10% of its equity and Mr. Niner is a Board member of the trustee administering a trust directly owning more than 10% of its equity. The machines were sold in the ordinary course of business through our distributor at full price without discount and on terms available to all customers of the distributor.

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PROPOSAL 2. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The second proposal to be considered at the annual meeting is the advisory vote to approve the compensation paid to our named executive officers as disclosed in this proxy statement pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative discussion following the compensation tables), also known as the say-on-pay vote. Consistent with the preference expressed by shareholders at the 2011 annual meeting, we have been conducting say-on-pay votes on an annual basis. As discussed in this proxy statement, at the 2017 Annual Meeting of Shareholders, we will hold another say-on-frequency vote to solicit shareholder preference on the frequency of future say-on-pay votes. Following such vote, our Board of Directors will determine when the next say-on-pay vote will occur.

The Compensation Discussion and Analysis beginning on page 14 of this proxy statement describes our executive compensation program, in detail, and explains the philosophy of the program, the elements of compensation and the factors considered by the Compensation Committee in determining the compensation of our executive officers during fiscal 2016.

At our 2016 Annual Meeting of Shareholders, approximately 98% of the votes cast on the annual say-on-pay vote were voted to approve the proposal, which was similar with the approximately 97% of votes cast in favor of the say-on-pay proposal at our 2015 Annual Meeting of Shareholders. The Compensation Committee believes that the high levels of shareholder support at those meetings indicate that our executive compensation program is aligned with market practices and meets shareholders’ expectations.

Accordingly, the Board of Directors recommends that our shareholders vote FOR the following resolution at the 2017 Annual Shareholders’ Meeting:

“Resolved, that the compensation paid to Hurco Companies, Inc.’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in this proxy statement, is approved.”

Because it is advisory, the results of the say-on-pay vote are not binding upon the Board of Directors or the Compensation Committee. However, as was the case with the results of the say-on-pay vote at prior annual meetings of shareholders, we expect that the Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The Board of Directors recommends a vote “FOR” the advisory proposal to approve the compensation of our named executive officers as disclosed in this proxy statement.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This section and the tables that follow it provide information regarding our compensation program and practices as they relate to our Chief Executive Officer, Chief Financial Officer and the two other executive officers identified in the Summary Compensation Table on page 29, and are referred to as the “named executive officers” in this analysis. We currently do not have any executive officers who are not also named executive officers.

The responsibilities of the Compensation Committee of the Board of Directors (referred to as the Committee in this section) include administering our compensation programs and approving or ratifying all compensation-related decisions for the named executive officers.

Philosophy

The goals of our executive compensation program are to foster the creation of shareholder value while, at the same time, motivating and retaining managerial personnel. Our executive compensation program has been designed to hold executives accountable for the financial and operational performance of the Company, as well as reflecting the value of the Company’s stock. Therefore, a substantial amount of an executive’s compensation is at risk and tied to the performance of the Company on both a short-term and long-term basis. Our compensation program includes the use of Company common stock and stock ownership guidelines that serve to align the interests of our executives with the interests of our shareholders. Our compensation program is designed to reward executives at levels comparable to our peers to promote fairness and success in attracting and retaining executives. We believe that our compensation program does not promote excessive risk-taking and various elements of our policies are in place, such as capped incentive opportunities, use of capital return metrics, stock ownership guidelines, recoupment policy and governance processes, which serve to mitigate excessive risk. The employment agreements with our named executive officers include a change in control severance benefit that has a “double-trigger” (requires both a change in control and termination of the executive’s employment in order to receive that benefit).

Fiscal 2016 Overview

We are an industrial technology company that designs, produces and sells computerized machine tools. During fiscal 2016, our sales were $227.3 million, an increase of $7.9 million, or 4%, compared to fiscal 2015 and included a negative currency impact of $6.4 million, or 3%, when translating foreign sales to U.S. dollars for financial reporting purposes. The year-over-year growth was due primarily to contributions from the Takumi and Milltronics product lines, reflecting the impact of twelve months of sales in fiscal 2016 compared to only three months of sales activities from the acquisition dates of the these two product lines in July 2015. Operating income for fiscal 2016 was $19.6 million, or 9% of sales, compared to $23.8 million, or 11% of sales, in fiscal 2015. The year-over-year decrease in operating income was primarily attributable to increased operating expenses relating to trade shows, employee support costs for the global sales operations and incremental operating expenses associated with the acquisitions of the Milltronics and Takumi product lines since July 2015.

Alignment of Pay-for-Performance

The compensation program for our named executive officers is designed to provide competitive pay opportunities while aligning the incentive compensation realized by our named executive officers with the interests of our shareholders by linking pay with company and stock performance.

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In fiscal 2016, the Committee approved the following four types of incentive compensation opportunities for our named executive officers, which are intended to align their pay with company and individual performance:

•	cash award opportunities under the short-term incentive compensation plan based on the Company’s operating income margin for fiscal 2016 and strategic objectives set for each named executive officer for fiscal 2016;
•	restricted shares which vest in equal installments over three years;
•	performance shares which will be earned based on the Company’s average return on invested capital, or ROIC, for fiscal years 2016 through 2018; and
•	performance shares which will be earned based on the Company’s total shareholder return, or TSR, relative to companies in the 2016 established peer group, for fiscal years 2016 through 2018.

The incentive compensation realized by our named executive officers related to fiscal year 2016 consisted of:

•	cash awards earned and paid based on fiscal 2016 operating income margin and achievement of strategic objectives set for each named executive officer for fiscal 2016;
•	the vesting in 2016 of a portion of the restricted shares granted in fiscal years 2014 and 2015;
•	performance shares granted in fiscal 2014 that were earned based on the Company’s average ROIC for fiscal years 2014 through 2016; and
•	performance shares granted in fiscal 2014 that were earned based on the Company’s TSR performance, relative to companies in the established peer group, for fiscal years 2014 through 2016.

See “Compensation Decisions for Fiscal 2016” for further information.

Consideration of 2015 and 2016 Say-on-Pay Votes

Based on the strong level of shareholder support for the say-on-pay votes in 2015 and 2016, the Committee determined to maintain a similar executive compensation program for fiscal year 2017.

Elements of Compensation

The compensation package of our named executive officers consists primarily of a base salary, short-term incentive compensation and long-term incentive compensation. As part of the Committee’s continuous effort to strengthen the executive compensation program, from time to time, the Committee engages its independent compensation consultant, Pay Governance LLC (“Pay Governance”), to conduct a competitive market assessment for each executive position using publicly available data from the peer group and executive compensation surveys. The assessment focuses on the competitiveness of compensation delivered to each executive by compensation elements (base salary, target annual incentive, target total cash compensation, expected value of long-term incentives and target total direct compensation). The objectives of the assessment are to understand changes in market compensation from year to year, to analyze the competitiveness of current pay levels relative to the market and to serve as an input for making compensation adjustments if necessary.

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The charts below display the total compensation mix, based on target compensation for fiscal 2016, for our named executive officers.

2016 Executive Compensation Mix

Base Salaries. Our industry is highly cyclical and we believe that offering competitive base salaries is a key factor in attracting and retaining talent. In deciding on the appropriate base salary for each named executive officer, the Committee takes into consideration the results of the most recent competitive market assessment, as well as the individual’s performance, his or her roles and responsibilities and related experience in the role.

Short-Term Incentive Compensation. For fiscal 2016, the Committee employed the same methodology adopted for the 2015 short-term incentive compensation plan that provided cash incentives tied to the achievement of targets for objective performance measures that are based on our fiscal 2016 operating income margin and certain strategic objectives. The Committee determined to maintain operating income margin and strategic objectives as the performance measures for the short-term incentive compensation arrangement for fiscal 2017 under the Hurco Companies, Inc. Cash Incentive Plan (“Cash Incentive Plan”) which was approved by shareholders at our 2016 Annual Meeting of Shareholders, since the Committee believes those performance measures appropriately align executive compensation with Company and individual performance. See “Compensation Decisions for Fiscal 2017.”

Long-Term Incentive Compensation. The Company has a shareholder-approved plan that permits the Committee to grant several types of equity-based awards. The Committee believes that equity-based awards that include certain vesting requirements provide our executive officers with an ownership stake in the Company and promote executive retention. The Committee also believes that grants of restricted shares are an effective means to align the interests of executives more closely with those of our shareholders and that grants of performance shares or performance stock units directly link executive compensation with company performance. In fiscal 2016, the Committee awarded a combination of restricted shares and performance shares to its executives, which have a three-year vesting or performance period, respectively. The Committee determined to also maintain the same structure and metrics for the long-term incentive compensation awards for fiscal 2017. See “Compensation Decisions for Fiscal 2017.”

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Stock Ownership Guidelines and Hedging Prohibitions. Our Corporate Governance Principles include stock ownership guidelines for our executive officers and independent directors. The Committee is responsible for interpreting and reviewing compliance with the stock ownership guidelines as they relate to the executive officers. The Committee believes that the executive stock ownership guidelines align executives’ interests with those of stockholders through equity-based incentives and stock ownership guidelines that facilitate a culture of ownership. The guidelines provide that the executive officers are expected to acquire and maintain ownership of shares of our common stock (including unvested restricted stock awards) having an aggregate market value that is at least equal to five times annual base salary for the Chief Executive Officer, three times annual base salary for the President and two times annual base salary for the other named executive officers. The executive officers are expected to retain ownership of all net shares (shares of common stock acquired as a result of the exercise or vesting of equity incentive awards granted, reduced by any shares sold, tendered or retained to pay exercise price or tax withholding requirements related to such awards) acquired with respect to awards granted under the Company’s equity incentive plans, until the requisite ownership has been achieved. If an executive officer fails to comply with the guidelines, the Committee may determine that such person is not eligible for awards under the Company’s equity incentive plan until such time when he or she is in compliance. Any shares of stock subject to pledges or security interests will not be considered as owned in determining compliance with the stock ownership guidelines.

In addition, our Corporate Governance Principles prohibit executive officers from hedging the economic risk of ownership of our common stock. Our Corporate Governance Principles can be accessed through our website at:
http://www.hurco.com/en-us/about-hurco/investors/Documents/Hurco_Corporate_Governance_Principles.pdf.

Medical, Disability and Life Insurance. All full-time employees, including the named executive officers, participate in insurance benefits coverage to help manage the financial impact of ill health, disability and death. In addition, all named executive officers are provided supplemental disability benefits and our Chief Executive Officer is also provided a split-dollar life insurance benefit.

Retirement Benefits. We sponsor a 401(k) plan in which all full-time employees are eligible to participate. The purpose of the plan is to provide an incentive for employees to save for their retirement income needs and to assist in our attraction and retention of employees. Our named executive officers participate in the 401(k) plan on the same basis as other eligible employees. We currently match 100% of the first 6% of a participant’s annual earnings that he or she contributes, up to the maximum permitted by law. We also maintain a deferred compensation program in which our named executive officers and other senior management employees may voluntarily participate. For additional information regarding the deferred compensation program, see “Nonqualified Deferred Compensation.”

Perquisites. The Committee believes that, even though the level of perquisites provided to the named executive officers is relatively minimal, perquisites are an integral component in establishing the competitiveness of our overall compensation program. Perquisites offered to the named executive officers include the use of company leased vehicles. For additional information regarding perquisites, see “Tabular Compensation Information.”

Employment Agreements

We have employment agreements with each of the named executive officers. Information regarding these employment agreements is found in this section under the heading “Employment Agreements” on page 39. Under the heading “Potential Payments upon Termination” on page 40, we also estimate the benefits that we would have paid to these executives if their employment had terminated on October 31, 2016, under various scenarios.

The Committee believes that these agreements are an important part of the overall compensation arrangements for the executives by helping to secure for us the continued employment and dedication of the executives, while simultaneously providing a reasonable amount of assurance of continued employment to them.

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Effective January 11, 2017, we eliminated the position of Executive Vice President, International Sales/Service. As a result, the employment by the Company of John P. Donlon was terminated without cause as of that date. Pursuant to Mr. Donlon’s employment agreement, we will pay him certain severance payments. See “Potential Payments upon Termination” on page 40 for further information.

Compensation Decisions for Fiscal 2016

Details of the compensation payable to the named executive officers for fiscal 2016 are disclosed in the tables and related discussion that follow this Compensation Discussion and Analysis.

Base Salaries. On November 11, 2015, employing the methodology described above under “Elements of Compensation,” the Committee established annual base salaries for the named executive officers for fiscal 2016. The salary increases for Messrs. Doar and Volovic were approximately 3%, the average merit increase for all U.S.-based employees of the Company, as their salaries were within the market competitive range. Ms. McClelland received a 4% salary increase to better align her salary with the market competitive range. Mr. Donlon’s salary remained the same as his salary was within the market competitive range for his roles and responsibilities.

The following table sets forth the annual base salary of each of the named executive officers for fiscal 2015 and the annual base salary established by the Committee for each of those officers for fiscal 2016, as well as the percentage increase between the two years:

Name	Fiscal 2015 Base Salary	Fiscal 2016 Base Salary	Percentage Increase
Michael Doar	$436,000	$450,000	3%
Sonja K. McClelland	$250,000	$260,000	4%
John P. Donlon	$230,000	$230,000	0%
Greg S. Volovic	$350,000	$361,000	3%

Short-Term Incentive Compensation and Discretionary Bonuses. On January 4, 2016, the Committee approved the short-term incentive compensation plan for fiscal 2016, with payout to occur thereunder in January 2017, if certain performance goals were attained during fiscal 2016. The performance goals related to our fiscal 2016 operating income margin and certain strategic objectives for the named executive officers and payouts were based on the relative weightings set forth below:

Name	Performance Metric	Weighting
Michael Doar	Operating Income Margin	70%
	Strategic Objectives	30%
Sonja K. McClelland	Operating Income Margin	70%
	Strategic Objectives	30%
John P. Donlon	Operating Income Margin	50%
	Strategic Objectives	50%
Gregory S. Volovic	Operating Income Margin	70%
	Strategic Objectives	30%

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Operating income margin was chosen as a performance metric as the Committee believes it most directly correlates to our executives’ performance. An executive could earn a short-term incentive award due to success in achieving individual strategic objectives, even if performance fell below threshold on the operating income margin, however, the weighting of the two performance metrics encourages decisions that should benefit our overall profitability. Further, if fiscal 2016 operating income margin had been zero or negative, then no amounts would have been paid under the 2016 short-term incentive plan, even if all or a portion of the performance goals under the strategic objectives component were attained. Participants had the ability to earn between 50% of a target amount for achieving threshold performance and 200% of target for achieving maximum performance for each metric.

In January 2016, the Committee established the following payout levels that would be associated with the degree to which the operating income margin was attained for fiscal 2016:

Operating Income Margin	Threshold	Target	Exceeds	Maximum
Actual Results	7%	10%	12%	14%
Percentage Payout Level	50%	100%	150%	200%

Payout levels interpolated for results between 7% and 14%

In January 2016, the Committee also approved the strategic objectives set for each executive officer and the associated payout level for fiscal 2016. Participants had the ability to earn between 50% and 200% of the target amount based on the overall achievement of the applicable 2016 strategic objectives set for each participant. The strategic objectives approved by the Committee for each of the named executive officers and the related performance categories, were as follows:

	Performance Categories	Objective
Michael Doar	Strategic Initiatives/ Asset Management	Execute strategic plan for incremental revenue growth and improved return on corporate assets
	Strategic Initiatives/ Market Share	Assess and improve sales & marketing strategies to increase market share and operating profit
	Board Governance	Assist in the evaluation and recruitment of Board of Directors
	Investor Relations	Shareholder outreach
	Customer Service	Customer relationship management
	Resource Allocation and Planning	Risk assessment, development and succession planning for Executive Management

Sonja K. McClelland	Asset Management	Improve inventory turns
	Asset Management/ Profit Improvement	Execute the annual business plan to improve return on corporate assets
	Cost Reduction/ Profit Improvement	Implement costs control and achieve successful integration of newly acquired entities
	Cost Reduction/ Profit Improvement	Reduce operating expenses as a percentage of sales
	Asset Management/ Profit Improvement	Improve the return on corporate assets
	Cost Reduction/ Profit Improvement	Assess and implement cost reduction initiatives as needed
	Resource Allocation and Planning	Assess and implement changes to the global finance organization as needed

John P. Donlon	Strategic Initiatives/ Market Share	Increase revenue in Asia
	Cost Reduction/ Profit Improvement	Improve operating profit in Asia
	Strategic Initiatives/ Market Share	Execute plans for development and new product launch in Asia

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	Performance Categories	Objective
Gregory S. Volovic	Strategic Initiatives	Develop and launch a new product line for newly acquired entities
	Strategic Initiatives	Introduce products from the newly acquired entities into existing product family
	Strategic Initiatives	Enhance existing software structure and platform
	Research & Development	Identify and execute relationship with a technology company
	Cost Reduction/ Profit Improvement	Identify and implement cost reductions across all manufacturing operations
	Advanced Manufacturing	Launch commercially available 3D printing accessory
	Production Capacity/ Utilization	Improve U.S. based manufacturing revenue contributions

On January 5, 2017, the Committee determined the degree to which the operating income margin metric and the strategic objectives were attained, and the resulting payout level relative to the target amount for each metric. For fiscal 2016, the Company achieved a 9% operating income margin, and therefore the Committee determined that the resulting percentage payout level relative to the target amount for that metric would be 77%. In determining the payout level associated with the above strategic objectives set for fiscal 2016 for each of the named executive officers, the Committee assessed the level of achievement of those strategic objectives, as well as other accomplishments measured against the 2016 fiscal year business plan and overall peer group performance. As a result, the Committee determined that the resulting percentage payout level relative to the target amount for the strategic objectives was: for Mr. Doar - 200%, for Ms. McClelland - 200%, for Mr. Donlon - 100% and for Mr. Volovic - 200%.

The weightings applicable to each of the operating income margin metric and the 2016 strategic objectives metric set forth above for each executive were then applied to the percentage payout level for each metric as determined by the Committee, resulting in a weighted-average percentage payout level relative to the target amount for each executive.

The weighted-average percentage payout level applicable to each officer was then multiplied by his or her target amount, which was determined by multiplying the base salary of the applicable officer paid during fiscal 2016 by the target amount set forth below:

Name	Target Amount of 2016 Base Salary
Michael Doar	85%
Sonja K. McClelland	50%
John P. Donlon	40%
Gregory S. Volovic	75%

The Committee retained the discretion to adjust downward, but not upward, the amount of compensation that would otherwise be payable under the 2016 short-term incentive compensation plan. The Committee did not exercise that discretion with respect to the amounts payable under the 2016 short-term incentive compensation plan.

The following table sets forth the total short-term incentive compensation amounts awarded to each named executive officer related to fiscal 2016:

	Operating	Strategic	Total Short-Term
Name	Income Margin	Objectives	Compensation
Michael Doar	$206,614	$229,500	$436,114
Sonja K. McClelland	$70,222	$78,000	$148,222
John P. Donlon	$35,497	$46,000	$81,497
Gregory S. Volovic	$146,250	$162,450	$308,700

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On January 5, 2017, the Committee also reviewed additional accomplishments of Ms. McClelland and Mr. Volovic associated with successful integration activities of the recently acquired entities during fiscal 2016. Based on such review, the Committee determined to award each of Ms. McClelland and Mr. Volovic a discretionary bonus of $100,000.

Long-Term Incentive Compensation.

Earned Performance Share Awards for Fiscal 2014-2016. On January 5, 2017, the Committee determined the degree to which the long-term incentive compensation arrangement approved for the fiscal 2014-2016 performance period was attained, and the resulting payout level relative to the target amount for each metric.

The performance and payout standards for the Performance Shares – TSR for the fiscal 2014-2016 performance period that were established by the Committee in 2014 were the same as those established and described below for the Performance Shares – TSR for the fiscal 2016-2018 performance period. For fiscal years 2014 through 2016, the Company’s total shareholder return ranked at the 59th percentile, relative to the total shareholder return of the companies in our peer group. As such, and based on the applicable performance and payout standards noted below, the Committee determined that the resulting percentage payout level relative to the target amount for the fiscal 2014-2016 “Performance Shares – TSR” was 116%.

The performance and payout standards for the Performance Shares – ROIC for the fiscal 2014-2016 performance period that were established by the Committee in 2014 were also the same as those established and described below for the Performance Shares – ROIC for the fiscal 2016-2018 performance period. As calculated under our long-term incentive compensation arrangement, the Company’s average ROIC for fiscal years 2014 through 2016, as adjusted to exclude the impact of unplanned acquisition costs as permitted by the award agreements for the 2014-2016 Performance Shares – ROIC, was 9%. As such, and based on the applicable performance and payout standards noted below, the Committee determined that the resulting percentage payout level relative to the target amount for the fiscal 2014-2016 “Performance Shares – ROIC” was 100%.

Based on these determinations, the Committee approved the following number of performance shares earned and vested pursuant to the long-term incentive compensation plan for each named executive officer related to the fiscal 2014-2016 performance shares:

	Target Performance Shares		Grant Date	Actual Performance Shares Earned		Vest Date
Name	TSR	ROIC	Fair Value[1]	TSR	ROIC	Fair Value[2]
Michael Doar	7,243	7,289	$366,441	8,366	7,289	$530,693
Sonja K. McClelland	1,231	1,239	$62,284	1,422	1,239	$90,201
John P. Donlon	1,376	1,385	$69,622	1,589	1,385	$100,828
Gregory S. Volovic	4,346	4,373	$219,861	5,020	4,373	$318,410

[1]	Amounts related to target performance share awards represent the value at the grant date based upon the probable outcome of the performance conditions. Amounts related to the performance shares designated as “Performance Shares-TSR” are calculated using the Monte Carlo approach. Amounts related to the performance shares designated as “Performance Shares-ROIC” are calculated using the closing sales price of our common stock on the grant date.

[2]	Amounts related to performance share awards that were earned and vested represent the value at the vest date based upon the actual outcome of the performance conditions. Amounts for both types of performance share awards are calculated using the closing sales price of our common stock on the vest date of January 5, 2017.

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Restricted and Performance Share Awards for Fiscal 2016-2018. On January 4, 2016, the Committee approved a long-term incentive compensation arrangement for the named executive officers in the form of restricted shares and performance shares awarded under the Hurco Companies, Inc. 2008 Equity Incentive Plan (the “2008 Plan”). The awards were weighted as approximately 25% time-based vesting (in equal installments over three years) and approximately 75% performance-based vesting (at the end of a three-year period, to the extent performance metrics are satisfied). The three-year performance period for those awards is fiscal 2016 through fiscal 2018.

The Committee granted the awards of restricted shares and target number of performance shares to the named executive officers effective as of January 4, 2016, as follows:

Name	Restricted Shares	Performance Shares – TSR	Performance Shares – ROIC
Michael Doar	7,873	10,694	11,022
Sonja K. McClelland	3,456	4,695	4,839
John P. Donlon	1,363	1,852	1,909
Gregory S. Volovic	4,992	6,782	6,989

The performance shares designated as “Performance Shares – TSR” were weighted as approximately 40% of the overall long-term incentive compensation arrangement and will vest and be paid based on our total shareholder return over the three-year period, relative to the total shareholder return over that period of the companies in our peer group. The companies comprising the peer group for the purposes of this award are the same as the companies comprising the peer group utilized for fiscal 2016 executive compensation determinations described below under “The Committee’s Processes and Analyses – Use of Peer Group Data”. The performance and payout standards for the Performance Shares – TSR are as follows:

Performance Shares – TSR	Threshold	Target	Maximum
Performance Range	30th Percentile	55th Percentile	90th Percentile
Payout Range	50% of Target Shares	100% of Target Shares	200% of Target Shares

Awards will be interpolated for results between the 30th and 90th percentiles

The performance shares designated as “Performance Shares – ROIC” were weighted as approximately 35% of the overall long-term incentive compensation arrangement and will vest and be paid based on the achievement of pre-established goals related to our average return on invested capital over the three-year period. Average return on invested capital may be hereafter adjusted by the Committee to exclude the effects of unanticipated material transactions or events such as acquisitions, divestitures, accounting changes, restructurings and special charges or gains (determined according to objective criteria established by the Committee), but only to the extent permitted by Code Section 162(m). Participants will have the ability to earn between 50% of the target number of shares for achieving threshold performance and 200% of the target number of shares for achieving maximum performance. The performance and payout standards for the Performance Shares – ROIC are as follows:

Performance Shares – ROIC	Threshold	Target	Maximum
Average ROIC	7%	9%	13%
Payout Range	50% of Target Shares	100% of Target Shares	200% of Target Shares

Awards will be interpolated for results between 7% and 13%

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Compensation Decisions for Fiscal 2017

Base Salaries. On November 9, 2016, employing the methodology described above under “Elements of Compensation,” the Committee established annual base salaries for the named executive officers for fiscal 2017. The salary increase for Mr. Doar was 3%, the average merit increase for all U.S.-based employees of the Company, as his salary was within the competitive range. Ms. McClelland and Mr. Volovic received a 6% and 4% salary increase, respectively, to better align their salaries with the market competitive range. Mr. Donlon’s salary remained the same as his salary was within the market competitive range for his roles and responsibilities.

The following table sets forth the annual base salary of each of the named executive officers for fiscal 2016 and the annual base salary established by the Committee for each of those officers for fiscal 2017, as well as the percentage increase between the two years:

Name	Fiscal 2016 Base Salary	Fiscal 2017 Base Salary	Percentage Increase
Michael Doar	$450,000	$465,000	3%
Sonja K. McClelland	$260,000	$275,000	6%
John P. Donlon	$230,000	$230,000	0%
Greg S. Volovic	$361,000	$375,000	4%

Short-Term Incentive Compensation. On January 5, 2017, the Committee, pursuant to the Cash Incentive Plan approved by shareholders at our 2016 Annual Meeting of Shareholders, selected the applicable performance measures, specified the performance goals based on those performance measures, and specified the method for calculating the amount payable to named executive officers (other than Mr. Donlon) if the performance goals are satisfied. Payout under this short-term incentive compensation arrangement will occur in January 2018, if the performance goals are attained during fiscal 2017. Similar to fiscal 2016, the Committee selected operating income margin and certain strategic objectives for the named executive officers as the performance measures, which are among the performance measures set forth in the Cash Incentive Plan, and therefore compensation under this arrangement is intended to qualify as performance-based compensation under Internal Revenue Code Section 162(m). Following the end of fiscal 2017, the Committee will determine the degree to which the operating income margin goal and the strategic objectives were attained, and the resulting payout level relative to the target amount for each metric. Again, the Committee retains the discretion to adjust downward, but not upward, the amount of compensation that would otherwise be payable under the 2017 short-term incentive compensation arrangement.

Long-Term Incentive Compensation. Similar to the short-term incentive compensation arrangement, there were no material changes made to the long-term incentive arrangement for fiscal 2017 as compared to fiscal 2016, except that the Committee decided to grant performance stock units (“PSUs”), which will be payable in shares of our common stock if earned and vested, instead of performance shares. Therefore, effective January 5, 2017, the Committee granted the awards below of restricted shares and target number of PSUs to the named executive officers (other than Mr. Donlon) under the Hurco Companies, Inc. 2016 Equity Incentive Plan (“2016 Equity Plan”) approved by shareholders at our 2016 Annual Meeting of Shareholders. The restricted shares will vest in equal installments over three years and the three-year performance period for the PSUs will be fiscal 2017 through fiscal 2019.

Name	Restricted Shares	PSUs – TSR	PSUs - ROIC
Michael Doar	7,374	9,248	10,324
Sonja K. McClelland	2,949	3,699	4,129
Gregory S. Volovic	4,424	5,549	6,194

The PSUs designated as “PSUs – TSR” were weighted as approximately 40% of the overall long-term incentive compensation arrangement and will vest and be paid based on our total shareholder return over the three-year period, relative to the total shareholder return over that period of the companies in our peer group.

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The companies comprising the peer group for the purposes of this award are the same as the companies comprising the 2017 peer group described below under “The Committee’s Processes and Analyses – Use of Peer Group Data.” The performance and payout standards for the PSUs – TSR are as follows:

PSUs - TSR	Threshold	Target	Maximum
Performance Range	30th Percentile	55th Percentile	90th Percentile
Payout Range	50% of Target Shares	100% of Target Shares	200% of Target Shares

Awards will be interpolated for results between the 30th and 90th percentiles

The PSUs designated as “PSUs – ROIC” were weighted as approximately 35% of the overall long-term incentive compensation arrangement and will vest and be paid based on the achievement of pre-established goals related to our average return on invested capital over the three-year period. Average return on invested capital may be hereafter adjusted by the Committee to exclude the effects of unanticipated material transactions or events such as acquisitions, divestitures, accounting changes, restructurings and special charges or gains (determined according to objective criteria established by the Committee), but only to the extent permitted by Code Section 162(m). Participants will have the ability to earn between 50% of the target number of shares for achieving threshold performance and 200% of the target number of shares for achieving maximum performance.

The Committee’s Processes and Analyses

Role of Committee and Input from Management. The Committee is responsible for determining our executive compensation philosophy, objectives, policies and programs and approves or ratifies all compensation related decisions for the named executive officers. When making executive compensation decisions, the Committee considers the input of Pay Governance and, for all executives other than our Chief Executive Officer, the recommendation of our Chief Executive Officer. Our Chief Executive Officer recommends salary levels, short-term incentive compensation awards, equity-based compensation awards and perquisites for our other named executive officers. Our Chief Executive Officer’s compensation is determined solely by the Committee with the assistance of Pay Governance. The Compensation Committee applies the same principles for executive compensation in determining our Chief Executive Officer’s compensation that it applies in determining the compensation of our other executive officers.

Role of Compensation Consultant. In 2015 and 2016, the Committee engaged Pay Governance to advise and assist the Committee related to executive compensation matters. Pay Governance is retained directly by the Committee, reports directly to the Committee and participates in certain Committee meetings. In this regard, from time to time, Pay Governance advises and assists the Compensation Committee:

•	in determining the appropriate objectives and goals of our executive compensation program;
•	in designing compensation programs that fulfill those objectives and goals;
•	in reviewing the primary components of that compensation;
•	in evaluating the effectiveness of our compensation programs;
•	in identifying appropriate pay positioning strategies and pay levels in our executive compensation program; and
•	in identifying comparable companies and compensation surveys for the Committee to use to benchmark the appropriateness and competitiveness of our executive compensation program.

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Pay Governance may, from time to time, contact our executive officers for information necessary to fulfill its assignment and may make reports and presentations to and on behalf of the Committee that our executive officers also receive.

Pay Governance and its affiliates did not provide any other services to us or our affiliates during 2015 or 2016. In addition, the Committee has determined that the work of Pay Governance and its employees has not raised any conflict of interest.

Use of Peer Group Data. With the assistance of Pay Governance, in 2015 and 2016, the Committee approved the composition of a peer group of publicly-traded companies that were selected on the basis of industry, revenue, global operations, employee size and market capitalization for use in the Committee’s 2016 fiscal year and 2017 fiscal year analyses of executive compensation.

The following companies made up the peer group utilized for fiscal 2016 executive compensation determinations:

• Ampco-Pittsburgh Corporation	• Hardinge Inc.	• PDF Solutions, Inc.
• Douglas Dynamics, Inc.	• Kadant Inc.	• Proto Labs, Inc.
• Dynamic Materials, Corp.	• Key Technology, Inc.	• QAD Inc.
• The Eastern Company	• Key Tronic Corporation	• Sun Hydraulics Corp.
• Electro Scientific Industries, Inc.	• The L.S. Starrett Company	• Transcat, Inc.
• FARO Technologies, Inc.	• Nanometrics Incorporated
• Graham Corporation	• Novanta Inc. (formerly GSI Group, Inc.)

For the 2017 fiscal year analysis, at the recommendation of Pay Governance and after discussions with management, the committee approved to retain the same peer group listed above as the peer group to be utilized for fiscal 2017 executive compensation determination.

The Committee uses the peer group data as one of several inputs when making compensation determinations. Periodically, the Committee also reviews trends data for the manufacturing industry from Towers Watson to obtain a general understanding of current compensation practices in that industry as part of its analysis of executive compensation. In addition to the market data, the Committee may consider other factors such as an executive’s individual performance, experience in his or her position and responsibilities that may not necessarily be benchmarked in market data.

Recoupment Policy

Our Corporate Governance Principles contain a compensation recoupment policy. Our Corporate Governance Principles are available on our website at www.hurco.com.

The recoupment policy provides that in the event that the Company restates previously released financial results, the Compensation Committee shall determine whether any incentive compensation (defined as all equity-based and non-equity based compensation, the amount, payment and/or vesting of which was determined based wholly or in part on the value of the Company’s financial results or the achievement of specified performance measures) paid or awarded to executive officers during the three years preceding the restatement should be recovered by the Company. If the Committee determines that the amount of any incentive compensation paid to executive officers (the “Awarded Compensation”) during the three-year period preceding the date of restatement exceeded the amount that would have been paid based on the restated financial results (the “Adjusted Compensation”), and the restatement resulted from the Company’s material noncompliance, due in whole or part to intentional fraud or ethical misconduct, with any financial reporting requirement under the federal securities laws, then the Committee shall determine whether the Company should, except as provided below, recover the after-tax portion of the difference between the Awarded Compensation and the Adjusted Compensation for the affected executive officer.

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In making the determination whether the Company should recover any incentive compensation, the Committee will take any appropriate considerations into account, including the role the executive officer played in contributing to the events that caused the restatement, the likelihood of success in recovering the amounts under applicable law, the costs of seeking recovery, and whether the assertion of a claim may prejudice the interests of the Company in any related proceeding or investigation relating to the circumstances giving rise to the restatement.

In addition, the Compensation Committee is monitoring regulatory developments with respect to compensation recoupment policies and will recommend to the Board any changes to the current policy that are necessary or appropriate in light of future SEC guidance.

Taxes and Accounting Considerations

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation that is not “performance-based compensation” paid to certain of our executives to $1,000,000. The deductibility of some types of compensation payments can depend upon the timing of the vesting or an executive’s exercise of previously granted equity awards. Interpretations of and changes in applicable tax laws and regulations as well as other factors beyond our control also can affect deductibility of compensation. The Committee considers the anticipated tax treatment to the Company when determining executive compensation. However, for the above reasons, and in order to maintain the flexibility to be able to compensate our named executive officers in a manner designed to promote varying corporate goals, the Committee has determined to not adopt a strict policy that all executive compensation must be deductible under Section 162(m) of the Internal Revenue Code.

Both the 2008 Plan and the 2016 Equity Plan contain performance-based conditions and have been approved by our shareholders, such that certain awards under the plan are intended to qualify as performance-based compensation under Section 162(m). In addition, the Cash Incentive Plan permits us to make short-term incentive compensation awards that are intended to qualify as performance-based compensation under Section 162(m). Although the 2016 short-term incentive compensation plan contains performance-based conditions, it was not approved by our shareholders and, therefore, awards under that plan do not qualify as performance-based compensation under Section 162(m). The 2017 short-term incentive compensation arrangement, however, was established under the shareholder-approved Cash Incentive Plan, and, therefore, awards thereunder are intended to qualify as performance-based compensation under Section 162(m).

Section 409A of the Internal Revenue Code affects the payments of certain types of deferred compensation to key employees and includes requirements relating to when payments under such arrangements can be made, acceleration of benefits, and timing of elections under such arrangements. Failure to satisfy these requirements will generally lead to an acceleration of the timing for including deferred compensation in an employee’s income, as well as certain penalties and interest. Our nonqualified deferred compensation arrangements are intended to comply with the effective requirements of Section 409A as required by law or regulation.

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Report of the Compensation Committee

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC, or to be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act.

The Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on that review and those discussions, the Committee recommended to the Board of Directors that this Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A and incorporated by reference in the Company’s Annual Report on Form 10-K for its 2016 fiscal year.

Richard Porter, Chairman

Robert Cruickshank

Ronald Strackbein

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Assessment of Compensation-Related Risks

On an ongoing basis as part of our strategic business planning process, the named executive officers and key senior management conduct an assessment of the current risks arising from our compensation policies and practices. This team reviews and discusses the characteristics and approval policies of compensation programs for all employees, including salaries, equity awards and cash bonuses, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

In November 2016, we reviewed and discussed all components of our compensation policies and practices with our Board of Directors as part of our business plan review and approval process. In addition, the Compensation Committee met separately to review the management team’s assessment of the risks that could arise from our compensation policies and practices. As part of their review, the Compensation Committee specifically considered factors that reduce the likelihood of excessive risk-taking, such as our overall compensation levels being competitive with the market, the balance between fixed components like salary and benefits and short and long-term incentive compensation. The Committee has discretion to adjust downward the amount of compensation that would otherwise be payable under the short-term incentive compensation program, which it could do if it determines that an executive caused the Company to incur unnecessary or excessive risk. The compensation mix of cash (salary and short-term incentive) and equity incentives align with the market and the Company’s peers and are linked to business performance. The short-term and long-term incentive plans are linked to specific formulas and have payout ceilings. The 2017 short-term incentive compensation plan also provides that no amounts will be paid under the strategic objectives component if our operating income margin is zero or negative. Our stock ownership guidelines link executives’ and non-employee directors’ interests to the interests of shareholders, and our incentive compensation recoupment policy would permit us to recover certain incentive compensation paid to executive officers in the event of wrongdoing on the part of the executives.

Based on such assessments, we believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

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Tabular Compensation Information

The following table summarizes the compensation information for each of our named executive officers for the fiscal years ended October 31, 2016, 2015 and 2014:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary $	Bonus $		Stock Awards $[3]	Non-Equity Incentive Plan Compensation $[4]	All Other Compensation $[5]	Total $

Michael Doar	2016	447,308	—		820,011	436,114	90,994	1,794,427
Chairman and Chief	2015	433,500	—		640,008	536,907	95,078	1,705,493
Executive Officer	2014	420,500	—		491,437	463,220	80,323	1,455,480

Sonja K. McClelland	2016	258,077	100,000	[1]	359,998	148,222	21,859	888,156
Vice President,	2015	235,577	—		280,032	181,094	19,384	716,087
Secretary, Treasurer and Chief Financial Officer	2014	174,039	70,000	[2]	83,533	124,002	14,628	466,202

John P. Donlon	2016	230,000	—		142,004	81,497	31,504	485,005
Former Executive	2015	228,654	—		120,014	101,775	27,696	478,139
Vice President, International Sales/Service	2014	221,654	—		93,367	88,457	18,306	421,784

Gregory S. Volovic	2016	358,885	100,000	[1]	519,990	308,700	29,743	1,317,318
President	2015	345,192	—		400,014	380,297	30,706	1,156,209
	2014	310,577	—		294,868	314,031	22,587	942,063

[1]	Represents discretionary bonuses awarded by the Compensation Committee to Ms. McClelland and Mr. Volovic in recognition of their additional accomplishments associated with successful integration activities of the recently acquired entities during fiscal 2016 that were not included in the 2016 short-term incentive compensation plan.

[2]	Represents a one-time bonus payment made to Ms. McClelland in recognition of the greater responsibilities she assumed in connection with her promotion to Vice President, Secretary, Treasurer and Chief Financial Officer effective March 13, 2014. Prior to that, she served as our Corporate Controller and Assistant Secretary.

(footnote continues on following page)

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[3]	Represents the grant date fair value of stock awards determined in accordance with Accounting Standards Codification Topic 718, or ASC 718. The stock awards consist of restricted share awards and performance share awards. Amounts related to restricted share awards are calculated using the closing sales price of our common stock on the grant date. Amounts related to performance share awards represent the value at the grant date based upon the probable outcome of the performance conditions. Amounts related to the performance shares designated as “Performance Shares – TSR” are calculated using the Monte Carlo approach. Amounts related to the performance shares designated as “Performance Shares – ROIC” are calculated using the closing sales price of our common stock on the grant date.

The following table presents the grant date fair value of the performance share awards included in the “Stock Awards” column and the grant date fair value of these awards assuming that the highest level of performance conditions would be achieved:

			Performance Share Awards
Name	Fiscal Year of Grant	Performance Period	Grant Date Fair Value (Based on Probable Outcome)	Grant Date Fair Value (Based on Maximum Performance)

Michael Doar	2016	2016-2018	$614,998	$1,229,996
	2015	2015-2017	$480,004	$960,008
	2014	2014-2016	$366,441	$732,882

Sonja K.	2016	2016-2018	$270,004	$540,008
McClelland	2015	2015-2017	$210,018	$420,036
	2014	2014-2016	$62,284	$124,567

John P. Donlon	2016	2016-2018	$106,511	$213,022
	2015	2015-2017	$90,017	$180,034
	2014	2014-2016	$69,622	$139,243

Greg S. Volovic	2016	2016-2018	$389,998	$779,996
	2015	2015-2017	$300,003	$600,005
	2014	2014-2016	$219,861	$439,721

For performance shares granted in fiscal 2014 with a performance period of fiscal 2014-2016, the actual number of performance shares earned and paid, and their grant date fair value, for each named executive officer is set forth in “Compensation Discussion and Analysis—Compensation Decisions for Fiscal 2016—Long-Term Incentive Compensation—Earned Performance Share Awards for Fiscal 2014-2016.”

[4]	Represents amounts earned in the specified fiscal year and paid in the following fiscal year under the specified fiscal year’s short-term incentive compensation plan. See “Compensation Discussion and Analysis—Compensation Decisions for Fiscal 2016—Short-Term Incentive Compensation” for additional information regarding the 2016 short-term incentive compensation plan.

(footnote continues on following page)

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[5]	The following table summarizes the information included in the All Other Compensation column in the Summary Compensation Table:

Name	Fiscal Year	Leased Auto ($)	Supplemental Disability Insurance ($)	Matching 401(k) Plan Contributions ($)	Split- Dollar Life Insurance ($)	Other ($)	Total ($)

Michael Doar	2016	27,921	14,957	15,900	32,216	-	90,994
	2015	31,163	13,730	15,900	34,285	-	95,078
	2014	26,013	6,201	15,149	32,960	-	80,323
Sonja K. McClelland	2016	-	5,959	15,900	-	-	21,859
	2015	-	4,498	14,886	-	-	19,384
	2014	-	1,870	12,758	-	-	14,628
John P. Donlon	2016	-	15,604	15,900	-		31,504
	2015	-	11,039	16,657	-		27,696
	2014	-	1,854	11,163	-	5,289	18,306
Gregory S. Volovic	2016	-	13,843	15,900	-	-	29,743
	2015	-	11,783	18,923	-	-	30,706
	2014	-	7,676	14,911	-	-	22,587

The amounts shown in the Leased Auto column represent either the portion of the lease cost for automobiles leased by us allocable to an executive’s personal use of the automobile or the sum of a monthly car allowance that is added to an executive’s salary. For automobiles leased by us where the automobile is used for both business and personal purposes, the percentage of personal use is calculated and applied to the lease and operating expenses.

The Split-Dollar Life Insurance amounts represent a portion of the premium paid on insurance policies we own on the life of the employee. All cash contributions are returned to us upon employee separation or death of the insured. We pay the full amount of the premiums and are the beneficiary for a portion of the policies’ death benefit. By policy endorsement, the employee has the right to designate the beneficiary for the death benefit.

The amount reported in the Other column for Mr. Donlon in fiscal 2014 represented personal travel expenses paid by the Company.

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GRANTS OF PLAN-BASED AWARDS TABLE

The following table provides information regarding awards related to the 2016 short-term incentive compensation plan, performance share awards and restricted share awards granted during fiscal 2016:

Name & Awards	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)[1]
		Threshold	Target	Maximum	Threshold	Target	Maximum
		($)	($)	($)	(#)	(#)	(#)
Michael Doar
2016 Short-Term Incentive Compensation Plan	1/4/16	191,250	382,500	765,000
2016-2018 Perf. Shares-TSR	1/4/16				5,347	10,694	21,388		327,985
2016-2018 Perf. Shares-ROIC	1/4/16				5,511	11,022	22,044		287,013
2016-2018 Restricted Shares	1/4/16							7,873	205,013

Sonja K. McClelland
2016 Short-Term Incentive Compensation Plan	1/4/16	65,000	130,000	260,000
2016-2018 Perf. Shares-TSR	1/4/16				2,348	4,695	9,390		143,996
2016-2018 Perf. Shares-ROIC	1/4/16				2,420	4,839	9,678		126,008
2016-2018 Restricted Shares	1/4/16							3,456	89,994

John P. Donlon
2016 Short-Term Incentive Compensation Plan	1/4/16	46,000	92,000	184,000
2016-2018 Perf. Shares-TSR	1/4/16				926	1,852	3,704		56,801
2016-2018 Perf. Shares-ROIC	1/4/16				955	1,909	3,818		49,710
2016-2018 Restricted Shares	1/4/16							1,363	35,493

Gregory S. Volovic
2016 Short-Term Incentive Compensation Plan	1/4/16	135,375	270,750	541,500
2016-2018 Perf. Shares-TSR	1/4/16				3,391	6,782	13,564		208,004
2016-2018 Perf. Shares-ROIC	1/4/16				3,495	6,989	13,978		181,994
2016-2018 Restricted Shares	1/4/16							4,992	129,992

(footnote on following page)

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[1]	Amounts represent the grant date fair value of the awards determined in accordance with ASC 718, calculated using $26.04, the closing price of our common stock as reported by Nasdaq on the date of grant, for the restricted shares and the performance shares designated as “Performance Shares – ROIC,” and $30.67, the calculated price using the Monte Carlo approach, for the performance shares designated as “Performance Shares – TSR.” Amounts related to performance share awards represent the value at the grant date based upon the probable outcome of the performance conditions.

The named executive officers are eligible to participate in the 2016 Equity Plan, which was approved by our shareholders in March 2016. The 2016 Equity Plan provides for equity-based incentive awards in the form of stock options, stock appreciation rights, restricted stock, stock units and other stock-based awards. Under the 2016 Equity Plan, the Compensation Committee has the authority to determine the persons to whom awards will be granted, the timing, type and number of shares covered by each award and the terms and conditions of the awards. Prior to shareholder approval of the 2016 Equity Plan, the named executive officers were eligible to participate in the 2008 Plan. Upon shareholder approval of the 2016 Equity Plan, no further awards have been or will be made under the 2008 Plan. The initial number of shares that were available for issuance under the 2016 Equity Plan was 856,048, which consisted of 386,048 shares that were rolled over from the 2008 Plan on the date of shareholder approval of the 2016 Equity Plan, plus 470,000 shares. In addition, any shares of our common stock subject to an award under the 2016 Equity Plan, or to an award granted under the 2008 Plan, that was outstanding on the date our shareholders approved the 2016 Equity Plan, that expires, is cancelled or forfeited, or is settled for cash will, to the extent of such cancellation, forfeiture, expiration or cash settlement, automatically become available for future awards under the 2016 Equity Plan. As of October 31, 2016, there were 754,343 shares of our common stock available for issuance under future awards under the 2016 Equity Plan.

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OUTSTANDING EQUITY AWARDS
AT 2016 FISCAL YEAR END TABLE

The following table summarizes the outstanding equity awards held by the named executive officers as of October 31, 2016:

	Option Awards				Stock Awards
					Time-based Shares		Performance-based Shares
Name and Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)

Michael Doar
12/18/09	15,000	—	$14.82	12/18/19
05/13/10	10,000	—	$18.13	05/13/20
12/14/11	16,311	—	$21.45	12/14/21
12/12/12	8,256	—	$23.30	12/12/22
01/10/14					1,735[1]	$45,457
01/06/15					3,310[2]	$86,722	14,392[4]	$377,070	[6]
01/04/16					7,873[3]	$206,273	21,716[5]	$568,959	[6]
Sonja K. McClelland
12/18/09	3,000	—	$14.82	12/18/19
05/13/10	2,000	—	$18.13	05/13/20
12/14/11	5,437	—	$21.45	12/14/21
12/12/12	3,303	—	$23.30	12/12/22
01/10/14					295[1]	$7,729
01/06/15					1,448[2]	$37,938	6,297[4]	$164,981	[6]
01/04/16					3,456[3]	$90,547	9,534[5]	$249,791	[6]
John P. Donlon[7]
12/14/11	7,829	—	$21.45	12/14/21
12/12/12	4,335	—	$23.30	12/12/22
01/10/14					330[1]	$8,646
01/06/15					620[2]	$16,244	2,699[4]	$70,714	[6]
01/04/16					1,363[3]	$35,711	3,761[5]	$98,538	[6]
Gregory S. Volovic
12/18/09	6,000	—	$14.82	12/18/19
05/13/10	4,000	—	$18.13	05/13/20
12/14/11	8,264	—	$21.45	12/14/21
12/12/12	4,954	—	$23.30	12/12/22
01/10/14					1,041[1]	$27,274
01/06/15					2,070[2]	$54,234	8,995[4]	$235,669	[6]
01/04/16					4,992[3]	$130,790	13,771[5]	$360,800	[6]

(footnote on next page)

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[1]	These restricted shares vested on January 10, 2017.

[2]	One-half of these restricted shares will vest on each of January 6, 2017, and January 6, 2018.

[3]	These restricted shares vest in thirds over a three-year period beginning on the first anniversary of the date of grant, provided the recipient remains employed by the Company through that date.

[4]	Represents performance shares designated as “Performance Shares – TSR” and “Performance Shares – ROIC” that were granted in 2015 with a fiscal 2015-2017 performance period. The performance shares shown represent the target number of shares that have not yet been earned. The actual number of shares that will be earned and will vest after the 2015-2017 three-year performance period for the “Performance Shares – TSR” will be based on our total shareholder return over the three-year period, relative to the total shareholder return over that period of the companies in our peer group. The actual number of shares that will be earned and will vest after the 2015-2017 three-year performance period for the “Performance Shares – ROIC” will be based on the achievement of pre-established goals related to our average return on invested capital over the three-year period.

[5]	Represents performance shares designated as “Performance Shares – TSR” and “Performance Shares – ROIC” that were granted in 2016 with a fiscal 2016-2018 performance period. The performance shares shown represent the target number of shares that have not yet been earned. The actual numbers of shares that will be earned and will vest after the 2016-2018 three-year performance period will depend on the extent to which the performance conditions outlined under “Compensation Decisions for Fiscal 2016 – Long-Term Incentive Compensation” are satisfied.

[6]	Market value is calculated by multiplying the number of shares by $26.20, the closing price of our common stock as reported by Nasdaq on October 31, 2016.

[7]	The vesting schedules and expiration dates shown in the table and in the footnotes to the table associated with Mr. Donlon’s awards reflect the vesting schedules and expiration dates as of October 31, 2016, which have subsequently been impacted by the termination of his employment. As a result of Mr. Donlon’s termination of employment effective January 11, 2017, all unvested restricted shares and performance shares held by him were cancelled and forfeited, and all outstanding stock options held by him will terminate by April 11, 2017, if not earlier exercised.

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OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the exercise of stock options by the named executive officers during fiscal 2016 and stock awards held by the named executive officers that vested during fiscal 2016.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]

Michael Doar	-	-	23,356[2]	$728,571
Sonja K. McClelland	-	-	5,401[3]	$160,558
John P. Donlon	-	-	5,871[4]	$175,000
Gregory S. Volovic	-	-	14,054[5]	$438,187

[1]	Value realized is calculated (a) for the restricted shares that vested, by multiplying the closing price of our common stock, as reported on the Nasdaq Global Select Market, on the date of vesting by the number of restricted shares that vested; and (b) for the performance shares that were earned and vested, by multiplying the closing price of our common stock, as reported on the Nasdaq Global Select Market, on January 5, 2017, the date that the Compensation Committee certified the number of performance shares earned and vested, by the number of performance shares that were earned and vested.

[2]	Reflects (a) the vesting of 7,701 restricted shares, from which 2,437 shares were withheld for tax purposes; and (b) 15,655 performance shares that were earned and vested for the fiscal 2014-2016 performance period that ended on October 31, 2016 based on the attainment of the applicable performance measures, of which 4,944 shares were withheld for tax purposes.

[3]	Reflects (a) the vesting of 2,740 restricted shares, from which 886 shares were withheld for tax purposes; and (b) 2,661 performance shares that were earned and vested for the fiscal 2014-2016 performance period that ended on October 31, 2016 based on the attainment of the applicable performance measures, of which 859 shares were withheld for tax purposes.

[4]	Reflects (a) the vesting of 2,897 restricted shares, from which 902 shares were withheld for tax purposes; and (b) 2,974 performance shares that were earned and vested for the fiscal 2014-2016 performance period that ended on October 31, 2016 based on the attainment of the applicable performance measures, of which 1,018 shares were withheld for tax purposes.

[5]	Reflects (a) the vesting of 4,661 restricted shares, from which 1,475 shares were withheld for tax purposes; and (b) 9,393 performance shares that were earned and vested for the fiscal 2014-2016 performance period that ended on October 31, 2016 based on the attainment of the applicable performance measures, of which 2,966 shares were withheld for tax purposes.

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EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding grants and shares available for grant under our existing equity compensation plans. All information is as of October 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights[2]	Number of Securities Remaining Available for Future Issuance (Excluding Securities Reflected in the First Column) [3]

Equity compensation plans approved by security holders	300,901	$20.25	754,343
Equity compensation plans not approved by security holders	—	—	—

Total	300,901	$20.25	754,343

[1]	Consists of stock options and performance shares granted under the 2008 Plan and 2016 Equity Plan. The number of performance shares included in these amounts consists of (a) the actual number of shares earned for the completed performance period of fiscal 2014-2016 and (b) the maximum number of shares which the participant is eligible to receive if applicable performance metrics are fully achieved with respect to the fiscal 2015-2017 and fiscal 2016-2018 performance shares. The actual number of performance shares that will be issued under the awards referenced in clause (b) depends on the performance over the applicable three-year performance period.

[2]	Performance shares do not have an exercise price and, therefore, they have been excluded from the weighted average exercise price calculation in this column.

[3]	Consists of shares available for future issuance as stock options, stock appreciation rights, restricted stock, stock units and other stock-based awards under the 2016 Equity Plan.

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NONQUALIFIED DEFERRED COMPENSATION

For Mr. Doar, the only named executive officer participating in the nonqualified deferred compensation plan, the following table provides information regarding fiscal 2016 executive contributions, fiscal 2016 earnings and aggregate balances as of October 31, 2016. There were no Company contributions or aggregate withdrawals or distributions in fiscal 2016.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year End ($)

Michael Doar	26,838	11,992	716,851

The amounts shown in this table are also included in the amounts shown in the Salary columns of the Summary Compensation Table. All of the contributions by Mr. Doar in fiscal 2016 and prior fiscal years were reported in the Summary Compensation Table in fiscal 2016 or prior fiscal years, as applicable. The aggregate balance shown includes earnings on such contributions.

The Hurco Companies, Inc. Deferred Compensation Plan II, or the DCPII, is a nonqualified deferred compensation plan to which senior managers and other highly compensated employees are eligible to participate. A committee consisting of our Chief Executive Officer, Chief Financial Officer and Director of Human Resources administers the plan. This committee is authorized to interpret the plan, establish, amend and rescind any rules and regulations relating to the plan, determine the terms and provisions of any agreements made pursuant to the plan and make all other determinations that may be necessary or advisable for the administration of the plan.

Eligible participants are able to defer between 2% and 50% percent of their base salary and up to 100% of their annual bonus less required and voluntary payroll deductions in a given plan year. Deferral elections are made by eligible executives in January of each year for amounts to be earned in the following year. The Board of Directors may declare a discretionary amount of matching credits for participants deferring compensation, up to a maximum of 6% of compensation. The Board of Directors has not awarded any such matching credits to Mr. Doar.

Participants are 100% vested in all deferral and matching accounts under the DCPII at all times. Amounts deferred under DCPII are credited with earnings at the rate of return generated by the Vanguard mutual fund investment options elected by the participants that are offered in our 401(k) plan. The earnings do not reflect any above-market or preferential rates of return. Participants may change their investment options under the DCPII at any time by contacting Vanguard. Account balances in the DCPII are payable at the election of the participant either in a single lump sum or in monthly, quarterly or annual installments with a term of between two and ten years. Distributions under the DCPII will not commence prior to the expiration of a six-month period from the date of separation of service or the participant’s death, if earlier.

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Employment Agreements

On March 15, 2012, following approval by the Compensation Committee, we entered into employment agreements with each of the named executive officers. The employment agreements terminated and superseded any previously existing employment-related engagements between the Company and the named executive officers. The current term of employment under each of the employment agreements (other than Mr. Donlon’s) would end October 31, 2017, with automatic one-year extensions unless either party gives 60-days’ notice prior to the expiration of the then-current term.

The employment agreements provide for a minimum base salary, subject to increase or decrease at the discretion of the Company, and a discretionary annual cash bonus. The employment agreements provide that each of the named executive officers is eligible to participate in any employee benefit plans and programs generally made available to our employees.

Each of the employment agreements provides that, if the Company terminates the executive’s employment without Cause (as defined in the employment agreement) or he or she resigns for Good Reason (as defined in the employment agreements) prior to a Change in Control (as defined in the employment agreements), then he or she will be entitled to severance payments (1) in the form of a salary continuation benefit at his or her base salary then in effect for a period of nine months (twelve months in the case of Mr. Doar); (2) an additional monthly amount during the severance period equal to one-twelfth of the average of the executive’s annual cash bonuses for the preceding three years; and (3) an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. In order to receive any of the severance payments, the executive must execute a release satisfactory to the Company. If an executive officer’s employment is terminated by the Company without Cause or by the executive for Good Reason within twelve months following a Change in Control, then the executive will be entitled to the severance amounts disclosed in the preceding sentence for a period of eighteen months (twenty-four months in the case of Mr. Doar). In the event of termination of the executive’s employment by reason of death, disability, retirement, termination by the Company for Cause or termination by the executive for any reason other than Good Reason or for no reason, he or she is entitled to his or her base salary and benefits through the date of termination of employment.

The employment agreements contain certain restrictive covenants, prohibiting the executive from competing with the Company, selling products to certain customers and hiring certain employees for certain periods after termination of employment. The employment agreements also contain provisions protecting our intellectual property and confidential information.

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Potential Payments upon Termination

	Resignation ($)	Death ($)	Disability ($)	Retirement ($)	Termination Without Cause or by Executive for Good Reason Prior to a Change in Control($)(1)		Termination For Cause ($)(1)	Termination Without Cause or by Executive for Good Reason Within 12 Months After Change in Control ($)(1)

Michael Doar
Severance Pay[2]	-	-	-	-	928,747		-	1,857,494
Deferred Compensation[3]	716,851	716,851	716,851	716,851	716,851		716,851	716,851
Stock Options[4]	-	352,820	352,820	352,820	-		-	352,820
Restricted Shares[5]	-	338,452	338,452	-	-		-	338,452
Performance Shares[6]	-	661,532	661,532	-	-		-	-
Health Care Coverage[7]	-	-	385,181	-	26,969		-	53,938
Life Insurance[8]	-	2,256,114	-	-	-		-	-
Sonja K. McClelland
Severance Pay[9]	-	-	-	-	350,830		-	701,660
Deferred Compensation	-	-	-	-	-		-	-
Stock Options[4]	-	85,684	85,684	85,684	-		-	85,684
Restricted Shares[5]	-	136,214	136,214	-	-		-	136,214
Performance Shares[6]	-	179,701	179,701	-	-		-	-
Health Care Coverage[7]	-	-	240,643	-	23,650		-	47,300
Life Insurance[10]	-	400,000	-	-	-		-	-
John P. Donlon
Severance Pay[9]	-	-	-	-	240,495	[11]	-	480,990
Deferred Compensation	-	-	-	-	-		-	-
Stock Options[4]	-	49,759	49,759	49,759	-		-	49,759
Restricted Shares[5]	-	60,601	60,601	-	-		-	60,601
Performance Shares[6]	-	125,069	125,069	-	-		-	-
Health Care Coverage[7]	-	-	185,893	-	23,650	[11]	-	47,300
Life Insurance[10]	-	400,000	-	-	-		-	-
Gregory S. Volovic
Severance Pay[9]	-	-	-	-	546,632		-	1,043,264
Deferred Compensation	-	-	-	-	-		-	-
Stock Options[4]	-	154,181	154,181	154,181	-		-	154,181
Restricted Shares[5]	-	212,299	212,299	-	-		-	212,299
Performance Shares[6]	-	403,200	403,200	-	-		-	-
Health Care Coverage[7]	-	-	341,393	-	23,650		-	47,300
Life Insurance[10]	-	400,000	-	-	-		-	-

(footnotes on following page)

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[1]	“Cause” for the Company’s termination of the employment agreement would exist if the executive (a) is convicted of, or pleads no contest to, a felony, (b) engages in fraudulent or dishonest conduct, (c) fails to follow the lawful instructions of a superior or the Company’s Board of Directors, (d) breaches the terms of the employment agreement, (e) violates written policies or procedures, (f) engages in willful misconduct, or (g) misuses alcohol or drugs. “Good Reason” for the executive’s termination of the employment agreement would exist if the Company (a) fails to automatically extend the term of the employment agreement, (b) decreases the executive’s base salary by more than 5% a year unless the decrease is part of a broader cost reduction, (c) demotes the executive or assigns duties that are inconsistent with executive’s position, (d) eliminates or materially reduces employee benefits other than as part of a broader cost reduction, (e) requires executive to relocate more than thirty miles from the Company office at which executive was based immediately prior to such relocation, (f) materially breaches any material term of the employment agreement, or (g) fails to have the employment agreement assumed as part of a merger or sale of the Company. There are notice and cure provisions with respect to certain of the grounds for termination for Cause or Good Reason. “Change in Control” means (a) the acquisition of 25% or more of the voting securities of the Company, (b) a majority of the directors of the Company being elected who were not approved by a majority of the persons who were previously serving as directors, or (c) a merger, other reorganization or liquidation involving the Company or a sale of substantially all of the assets of the Company, unless (i) the Company’s shareholders would own 55% or more of the voting power of the successor entity, (ii) no individual person would own 25% or more of the successor entity and (iii) a majority of the directors of the successor entity were directors of the Company.

[2]	If the Company terminates Mr. Doar’s employment without Cause or he resigns for Good Reason prior to a Change in Control, then he will be entitled to severance payments in the form of a salary continuation benefit at base salary then in effect for a period of twelve months; an additional monthly amount during the severance period equal to one-twelfth of the average of his annual cash bonuses for the preceding three years; and an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. If Mr. Doar’s employment is terminated by the Company without Cause or by the executive for Good Reason within twelve months following a Change in Control, then he will be entitled to the severance amounts disclosed in the preceding sentence for a period of twenty-four months.

[3]	Amounts can be paid in lump sum distribution or installments depending on the participant’s election.

[4]	Reflects the excess of the closing price of $26.20 per share for our common stock on October 31, 2016, over the exercise price of vested stock options and unvested stock options that would vest as a result of the specified termination event occurring as of October 31, 2016, multiplied by the number of shares of common stock underlying the stock options. Stock options shall terminate upon the first occurrence of (a) the date of termination of employment by the Company for cause or voluntarily by the participant for any reason other than death, disability or retirement, (b) three months after the date on which the participant retires or employment is terminated by the Company without cause, (c) the expiration of one year after the date on which employment is terminated due to the participant’s death or disability, or (d) ten years from date of grant.

[5]	Reflects the value of unvested restricted shares that would vest as a result of the specified termination event occurring as of October 31, 2016, using $26.20 per share. A participant’s rights with respect to the unvested portion of the restricted shares will terminate if a participant ceases continuous service for any reason other than death or disability.

[6]	Reflects the value of unvested performance shares that would vest as a result of specified termination event occurring as of October 31, 2016, using $26.20 per share. The amounts reflect (a) total payment amounts, based on actual performance, with respect to performance shares that were earned for the completed three-year performance period of fiscal 2014-2016 and (b) prorated payment amounts, based on target performance, with respect to any performance shares that would have been earned through October 31, 2016 with respect to the performance shares for the fiscal 2015-2017 performance period, as the participant had met the required employment terms as of October 31, 2016. No amounts related to performance shares for the three-year performance period of fiscal 2016-2018 are included in the above table because the required employment terms were not met as of October 31, 2016. The terms of the performance share awards provide that, except as provided in the plan or determined by the Committee, in its sole discretion, upon termination of employment with the Company or one of its subsidiaries prior to the end of the performance cycle for any reason other than Disability (as defined in the plan) or death, the participant will forfeit all unvested performance shares, and will not receive any compensation for such forfeited performance shares. Except as provided in the plan, if the participant’s employment with the Company or one of its subsidiaries is terminated by reason of death or Disability before the end of the performance cycle and if the participant has been continuously employed by the Company or one of its subsidiaries for one year or more from the grant date of the performance shares, then following completion of the performance cycle, the participant will be entitled to a prorated payment with respect to any performance shares that were earned during the performance cycle. Further, any performance shares that do not vest as a result of the applicable performance goals not being attained shall be forfeited.

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[7]	Amounts represent twelve months of coverage under the short-term and long-term disability plan, any supplemental disability plan payment and COBRA payments grossed up for tax purposes.

[8]	Amount includes split-dollar life insurance payment of two times annual salary plus one times bonus and $920,000 maximum benefit for term life and accidental death insurance policies.

[9]	If the Company terminates the executive’s employment without Cause or he or she resigns for Good Reason prior to a Change in Control, then he or she will be entitled to severance payments in the form of a salary continuation benefit at base salary then in effect for a period of nine months; an additional monthly amount during the severance period equal to one-twelfth of the average of the executive’s annual cash bonuses for the preceding three years; and an additional monthly payment during the severance period equal to 140% of the Company’s monthly cost at the time of termination for continuation of health insurance. If the executive’s employment is terminated by the Company without Cause or by the executive for Good Reason within twelve months following a Change in Control, then he or she will be entitled to the severance amounts disclosed in the preceding sentence for a period of eighteen months.

[10]	Amounts include life insurance payment of two times annual salary up to a maximum annual salary of $200,000 under accidental death insurance policy.

[11]	Mr. Donlon’s employment was terminated without cause effective January 11, 2017, as a result of the elimination of the Executive Vice President, International Sales/Service position. Mr. Donlon will be paid in accordance with the terms described above in footnote 9.

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Compensation of Directors

DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Total ($)
Thomas A. Aaro	35,000	39,981	74,981
Robert W. Cruickshank	45,000	39,981	84,981
Jay C. Longbottom	35,000	39,981	74,981
Andrew Niner	30,000	39,981	69,981
Richard Porter	35,000	39,981	74,981
Janaki Sivanesan	35,000	39,981	74,981
Ronald Strackbein	40,000	39,981	79,981

[1]	Amounts reflect the grant date fair value of restricted shares issued to each non-employee director during the year ended October 31, 2016, calculated in accordance with ASC 718. Each non-employee director received 1,310 restricted shares on March 10, 2016, the date of our 2016 Annual Meeting of Shareholders. The grant date fair value is calculated by multiplying the closing price of our common stock on Nasdaq on the date of grant, which was $30.52, by the number of restricted shares awarded. The restricted shares vest one year from the date of grant.

In fiscal 2016, we paid our directors as follows: (1) the quarterly retainer for all non-employee directors was $7,500, (2) the Presiding Independent Director quarterly retainer was $3,750 and (3) the fair market value of the annual grant of restricted shares to non-employee directors was $39,981. In addition to the quarterly retainer for all non-employee members of the Board of Directors, we pay the chair of the Audit Committee a quarterly retainer of $2,500 and the chair of the Compensation Committee, as well as each Audit Committee member a quarterly retainer of $1,250. We also paid our directors’ traveling expenses incurred to attend Board meetings and annual meeting of shareholders, which are not included in the Director Compensation Table above.

As of October 31, 2016, non-employee directors held outstanding options to purchase the following number of shares of common stock:

Ms. Sivanesan      5,000 shares

Mr. Doar’s compensation for fiscal 2016 is set forth in the Summary Compensation Table and the preceding tables and narrative. Mr. Doar is not included in this table because he did not receive any additional compensation for his service as a director.

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PROPOSAL 3. ADVISORY SAY-ON-FREQUENCY VOTE

The third proposal to be considered at the annual meeting is the advisory vote for shareholders to express a preference for the frequency as to which we hold future shareholder say-on-pay votes, which is required pursuant to Section 14A of the Exchange Act. Companies subject to say-on-pay rules are required to: (1) at least once every three calendar years, hold an advisory shareholder say-on-pay vote and (2) at least once every six calendar years, hold an advisory shareholder say-on-frequency vote regarding whether shareholders prefer to conduct their advisory say-on-pay vote annually, biannually or triennially. When we conducted our last say-on-frequency vote at our 2011 Annual Meeting of Shareholders, our shareholders expressed a preference to conduct say-on-pay votes on an annual basis. Consistent with that preference, since that time, we have continued to hold the advisory shareholder say-on-pay vote annually. The Board of Directors has not observed any reason why the previously-expressed shareholder preference should not continue to govern and notes that market practice is for annual say-on-pay votes. The Board also believes that holding a vote every year allows our shareholders to provide timely input on the Company’s executive compensation program and is consistent with the Company’s efforts to engage in an ongoing dialogue with shareholders on executive compensation and corporate governance matters. As a result, the Board has determined to recommend that shareholders vote in favor of holding the say-on-pay vote on an annual basis.

We again are requesting shareholder input on how often we should solicit advisory shareholder say-on-pay votes with respect to our executive compensation. Shareholders may (1) vote in favor of holding the say-on-pay vote on an annual basis (i.e., once every year), (2) vote in favor of holding the say-on-pay vote biannually (i.e., once every two years), (3) vote in favor of holding the say-on-pay vote triennially (i.e., once every three years), or (4) abstain from voting.

Because it is advisory, the results of the say-on-frequency vote are not binding upon the Board of Directors. The Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the frequency receiving the most votes cast by our shareholders. However, as was the case with the results of the say-on-frequency vote at the 2011 Annual Meeting of Shareholders, we expect that the Board of Directors and the Compensation Committee will consider the outcome of this vote when determining how often to conduct the advisory shareholder say-on-pay vote. We will hold the Company’s next say-on-frequency vote at the 2023 Annual Meeting of Shareholders.

The Board of Directors recommends a vote “FOR” ANNUAL frequency of the advisory shareholder say-on-pay vote with respect to executive compensation.

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SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 10, 2017, regarding beneficial ownership of our common stock held by each director, director nominee and named executive officer, by all current directors and executive officers as a group and by all persons who are known to be beneficial owners of more than 5% of our common stock. Each such person has sole voting and investment power with respect to such securities, except as otherwise noted.

	Shares Beneficially Owned
	Number	Percent

Directors and Officers

Thomas A. Aaro	2,608[1]	*
Robert W. Cruickshank	36,531[1]	*
Michael Doar	147,759[2]	2.2%
Timothy Gardner	—	*
Jay C. Longbottom	2,608[1]	*
Andrew Niner	225,829[3]	3.4%
Richard Porter	7,528[1]	*
Janaki Sivanesan	13,865[4]	*
Ronald Strackbein	8,028[1]	*
Sonja K. McClelland	30,998[5]	*
John P. Donlon	24,634[6]	*
Gregory S. Volovic	51,401[7]	*
Executive officers, directors and nominees as a group (12 persons)	551,789	8.3%

Other Beneficial Owners

Name and Address
Royce & Associates, LLC
745 Fifth Avenue, New York, NY, 10151	979,391[8]	14.8%
FMR LLC
245 Summer St, Boston, MA 02210	616,085[8]	9.3%
Dimensional Fund Advisors LP
6300 Bee Cave Road, Austin, TX 78746	558,918[8]	8.4%
Franklin Resources Inc.
One Franklin Parkway, San Mateo, CA 94403	325,700[8]	4.9%
Vanguard Group Inc.
PO Box 2600, Valley Forge, PA 19482	190,348[8]	2.9%

*	Less than one (1) percent.
[1]	Includes 1,310 unvested shares of restricted stock.
[2]	Includes 49,567 shares subject to options that are vested and 14,277 unvested shares of restricted stock.
[3]	Includes 1,310 unvested shares of restricted stock and 219,313 shares held by a trust, the beneficiaries of which are immediate family members of Mr. Niner and the trustee of which is an entity on whose Board of Directors Mr. Niner serves. The trustee’s Board of Directors is comprised of six members, Mr. Niner, two of his immediate family members and three non-family members, and, as such, Mr. Niner may be deemed to have shared voting and investment power over such shares.
[4]	Includes 5,000 shares subject to options that are vested and 1,310 unvested shares of restricted stock.
[5]	Includes 13,740 shares subject to options that are vested and 5,977 unvested shares of restricted stock.
[6]	Includes 12,164 shares subject to options that are vested and 1,218 unvested shares of restricted stock.
[7]	Includes 23,218 shares subject to options that are vested and 8,787 unvested shares of restricted stock.
[8]	Based solely on information supplied by the beneficial owner on Form 13F for the quarter ended September 30, 2016, which was filed in November 2016.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of the four directors named below. The Board of Directors and the Audit Committee have determined that the Committee’s current composition satisfies the Nasdaq listing requirements, including the requirement that all Audit Committee members be “independent directors” as defined by Nasdaq rules. The Board of Directors annually reviews the independence of the Audit Committee members under both (1) Nasdaq rules and the SEC’s definition of independence for Audit Committee members and (2) the independence requirements in our Corporate Governance Principles. The Board has determined that Mr. Strackbein meets the SEC’s definition of an “Audit Committee financial expert.”

The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to shareholders and others, the system of internal controls that management has established and the audit process. In doing so, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, internal auditors and the independent auditors.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2016, with the Company’s management. The Audit Committee has discussed with Ernst & Young LLP, or Ernst & Young, the Company’s independent registered public accounting firm, the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board. The Audit Committee has also received the written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young the independence of that firm.

The members of the Audit Committee have also confirmed that there have been no new circumstances or developments since their appointment to the Committee that would impair any member’s ability to act independently.

Based on the reviews and discussions referred above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2016, for filing with the SEC.

Ronald Strackbein, Chairman

Thomas A. Aaro

Jay C. Longbottom

Janaki Sivanesan

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PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young as our independent registered public accounting firm for fiscal 2017. The Board of Directors is submitting the appointment of Ernst & Young for ratification in order to permit shareholders to express their approval or disapproval. In the event of a negative vote, the Audit Committee may reconsider this appointment. Representatives of Ernst & Young will be present at the meeting and will be given an opportunity to respond to questions and make a statement, if they desire.

The Board of Directors recommends a vote "FOR" the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit and Non-Audit Fees

Ernst & Young audited our consolidated financial statements for fiscal years 2016 and 2015. In fiscal 2016 and fiscal 2015, we also engaged McGladrey LLP to perform assurance services for our employee benefit plan. The following table sets forth fees paid to Ernst & Young for services provided during fiscal years 2016 and 2015, respectively:

	2016	2015
Audit Fees[1]	$1,091,547	$1,155,481
Audit Related Fees[2]	-	222,745
Tax Fees[3]	36,000	104,000
All Other Fees[4]	-	-
TOTAL	$1,127,547	$1,482,226

[1]	Represents fees for professional services provided in connection with the audit of annual financial statements, the review of quarterly financial statements, the audit of internal controls over financial reporting and the audit of purchase accounting associated with acquisitions.

[2]	Represents fees for acquisition due diligence activities or other audit related activities.

[3]	Represents fees for services provided in connection with tax compliance and tax planning.

[4]	Represents fees for other non-audit services

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Pre-Approval Policy

The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. For fiscal 2016 and 2015, all of the fees reported above as Audit-Related Fees, Tax Fees, and All Other Fees were pre-approved by the Audit Committee. The Audit Committee has concluded that the provision of the services listed above is compatible with maintaining that firm's independence.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Under our Code of Business Conduct and Ethics, which is available on our website at www.hurco.com, our directors, officers and employees are not permitted to conduct business on our behalf with a member of his or her family, or a business organization with which he or she or a family member has an interest or employment relationship that could be considered significant in terms of potential conflict of interest unless, such business dealings have been disclosed to, and approved by, our Audit Committee.

Further, under our Audit Committee’s charter, which is available on our website at www.hurco.com, our Audit Committee must review and approve all related person transactions. See page 12 for transactions with related persons.

SHAREHOLDER PROPOSALS FOR OUR 2018 ANNUAL MEETING

The date by which shareholder proposals must be received by us for inclusion in proxy materials relating to the 2018 Annual Meeting of Shareholders is October 2, 2017.

Our By-Laws provide that shareholders are required to give us advance notice of any business to be brought by a shareholder before an annual shareholders’ meeting. For business to be properly brought before an annual meeting by a shareholder, the shareholder must give timely written notice thereof to our Secretary. In order to be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than sixty days prior to the meeting. In the event that less than seventy days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure was made. The notice must contain specified information about the proposed business and the shareholder making the proposal. These procedures apply to any matter other than nomination of directors that a shareholder wishes to raise at the 2018 annual meeting, including those matters raised pursuant to 17 C.F.R. §240.14a-8 of the rules and regulations of the SEC.

Shareholders who wish to nominate a candidate for election as a director without the recommendation of the Nominating and Governance Committee must provide timely written notice thereof to our Secretary. In order to be timely, a shareholder’s notice must be delivered to or mailed and received by dates explained in the preceding paragraph with respect to shareholder proposals. In addition, the notice must contain additional information concerning the shareholder, the nominee and any “Shareholder Associated Person,” the nominee’s consent to the nomination, an executed questionnaire in a form signed by our directors, nominees and representatives, and an agreement establishing that there is no undisclosed understanding with respect to the nominee’s conduct as a director.

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Any shareholder proposals or nominations that do not meet the above requirements will be considered untimely, and any proxy solicited by us may confer discretionary authority to vote on such proposal or nominee. A copy of our By-Laws is available upon request. Such requests and any shareholder proposals or nominations should be sent to Sonja K. McClelland, Secretary, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268, our principal executive offices.

INCORPORATION BY REFERENCE

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act that may incorporate future filings (including this proxy statement, in whole or in part), the preceding Report of the Audit Committee and the Report of the Compensation Committee shall not be incorporated by reference in any such filings.

ANNUAL REPORT ON FORM 10-K

We have filed our Annual Report on Form 10-K for the fiscal year ended October 31, 2016, with the SEC. Shareholders may obtain a copy of the Annual Report on Form 10-K, free of charge, by writing to Sonja K. McClelland, Vice President and Chief Financial Officer, Hurco Companies, Inc., One Technology Way, P.O. Box 68180, Indianapolis, Indiana 46268. A copy of the Annual Report on Form 10-K can also be obtained at www.hurco.com/proxymaterials or www.sec.gov.

OTHER BUSINESS

The Board of Directors knows of no other matters that may be presented at the annual meeting. If any other matters should properly come before the annual meeting, the persons named in the enclosed form of proxy will vote in accordance with their business judgment on such matter.

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HURCO®

IMPORTANT ANNUAL MEETING INFORMATION

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DESIGNATION (IF ANY)
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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the election of each of the directors, FOR Proposals 2 and 4, and FOR annual frequency on Proposal 3.

1. Election of Directors:

	For	Withhold		For	Withhold		For	Withhold
01 - Thomas A. Aaro	☐	☐	02 - Robert W. Cruickshank	☐	☐	03 - Michael Doar	☐	☐
04 - Timothy J. Gardner	☐	☐	05 - Jay C. Longbottom	☐	☐	06 - Andrew Niner	☐	☐
07 - Richard Porter	☐	☐	08 - Janaki Sivanesan	☐	☐	09 - Ronald Strackbein	☐	☐

	For	Against	Abstain
2. Advisory vote on executive compensation.	☐	☐	☐
4. Appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2017; and	☐	☐	☐

	Annual	Biennial	Triennial	Abstain
3. Advisory vote on frequency of advisory vote on executive compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

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▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Hurco Companies, Inc.

Hurco Companies, Inc.
One Technology Way, Indianapolis, Indiana 46268

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS — March 9, 2017
Solicited on Behalf of the Board of Directors

The undersigned hereby appoints as proxies Michael Doar and Robert W. Cruickshank, or either of them, with full power of substitution, to vote all shares of common stock which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Hurco Companies, Inc., to be held at Hurco's Corporate Office, One Technology Way, Indianapolis, Indiana at 10:00 a.m. Eastern Time, on Thursday, March 9, 2017 and any adjournments thereof, upon the matters on the reverse side and, in their judgement and discretion, upon such other business as may properly come before the meeting.

The shares represented by the Proxy, unless otherwise specified, shall be voted FOR the election of directors, FOR Proposals 2 and 4, and FOR annual frequency on Proposal 3.

PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

C Non-Voting Items

Change of Address — Please print new address below.

Meeting Attendance
Mark box to the right if you plan to attend the Annual Meeting. ☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.